SHOPPING CENTER

                                 LEASE AGREEMENT

            INDEX                       CAPTION

            Data Sheet
            Additional Rent Rider
            1                           Parties
            2                           Demised Premises
            3                           Possession
            4                           Use
            5                           Term
            6                           Rental
            7                           Tenant's Share of Operating Expenses
            8                           Utilities
            9                           Taxes
            10                          Repairs
            11                          Alterations
            12                          Affirmative Covenants of Tenant
            13                          Negative Covenants of Tenant
            14                          Signs
            15                          Rights of Landlord
            16                          Insurance and Waiver of Subrogation
            17                          Indemnification
            18                          Waiver of Claims
            19                          Trade Fixtures
            20                          Assigning, Mortgaging, Subletting
            21                          Subordination
            22                          Performance of Tenant's Covenants
            23                          Marketing Fund
            24                          Custom and Usage
            25                          Surrender and Holding Over
            26                          Changes to Shopping Center; Approvals
            27                          Relocation
            28                          Eminent Domain or Damage
            29                          Bankruptcy or Insolvency
            30                          Events of Default; Remedies
            31                          Notices
            32                          Successors and Assigns
            33                          Scope and Interpretation
            34                          Force Majeure
            35                          Estoppel Certification
            36                          Notice to Mortgagee
            37                          Quiet Enjoyment
            38                          Miscellaneous Provisions
            39                          Renewal Option

                              LIST OF EXHIBITS AND ADDENDUM

            "A" Site Plan
            "B" Description of Landlord's Work
            "C" Description of Tenant's Work
            "D" Construction
            "E" Sign Criteria
            "F" Tenant's/Building Signage
            "G" Addendum to Lease Agreement

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



                                 LEASE AGREEMENT

                                   DATA SHEET

LEASE DATE:         As of the 20th day of March, 1997

LANDLORD:           CMW Investments, Ltd.

LANDLORD'S ADDRESS: C/O Willner Properties, 150 Allendale Road, King of
                    Prussia, PA 19406

TENANT:             Room Plus, Inc. Main Office, 91 Michigan Avenue,
                    Paterson, NJ 07503

SHOPPING CENTER:    Courtside Square, 140 Allendale Road, King of Prussia, PA

DEMISED PREMISES:   Approximate Store Size: 4000 Rentable Square Feet. See
                    Exhibit "A" (Site Plan) for approximate store location as marked in red.

PERMITTED USE:      Tenant shall be permitted to use the Demised Premises
                    only for the following: Tenant shall have the right to operate the Premises for the sale of retail of furniture, home furnishings, related accessories, related services and any other use or purpose incidental or similar thereto (the "Permitted Use") and for no other purpose.
                    In no event, may more than twenty percent (20%) of Tenant's sales from the Premises be generated by products of the type sold, as of the date of the execution of this Lease, in the Pier I Imports store located within the building containing the Premises. It being expressly understood that the foregoing restriction shall not apply to Tenant's right to sell furniture. Tenant shall not, however, sell wicker or wrought iron furniture. Tenant's primary business is the sale of laminated youth and adult bedroom sets.

TENANT TRADE NAME:  Room Plus

TERM: Ten (10) Calendar years and two (2) months subsequent to the delivery of possession by Landlord to Tenant.

ANNUAL
MINIMUM RENT:       See Minimum Rent Rider incorporated herein and made a
                    part hereof.

MONTHLY
MINIMUM RENT:       See Minimum Rent Rider incorporated herein and made a
                    pert hereof.

ADDITIONAL RENT:    See Additional Rent Rider incorporated herein and made a
                    part hereof.

ADVANCE MINIMUM
RENT DEPOSIT:       One Month's Minimum Rental

PERCENTAGE RENT:    N/A

VOLUME ALLOWANCE:   N/A

GUARANTOR(S):       Room Plus, Inc.

                                      -2-
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                               MINIMUM RENT RIDER

            Annual                 Monthly                  Per Square Foot
            Year(s) Minimum Rent   Minimum Rent             Minimum Rent

      1     $108,000.00            $ 9,000.00               $27.00
      2     $108,000.00            $ 9,000.00               $27.00
      3     $111,240.00            $ 9,270.00               $27.81
      4     $114,560.00            $ 9,546.66               $28.64
      5     $118,000.00            $ 9,833.34               $29.50
      6     $121,560.00            $10,130.00               $30.39
      7     $125,240.00            $10,436.67               $31.31
      8     $129,000.00            $10,750.00               $32.25
      9     $132,880.00            $11,073.34               $33.22
      10    $136,880.00            $11,406.67               $34.22


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





                              ADDITIONAL RENT RIDER

                              ESTIMATED ADDITIONAL

                                 RENTAL CHARGES:

1.    Operating Expenses:
            Per Sq. Ft. $1.75; Per Year $7,000.00; /$ 583.33/monthly

2.    Real Estate Taxes:
            Per Sq. Ft. $1.15; Per Year $4,600.00; /$383.33/monthly

3.    Insurance:
            Per Sq. Ft. $ .40; Per Year $1,600.00; /$133.33/monthly

COMPLETION OF TENANT'S WORK
AND OPENING FOR BUSINESS: Sixty (60) days after delivery of Possession in accordance with Section 3.1 hereof.

This is a Legally binding document. Please read it thoroughly before you sign; the items contained on this DATA SHEET relate to various of the contents of this Lease. The Lease includes the Data Sheet and all exhibits attached hereto. There are no agreements between the parties unless contained in this Lease.

                              TERMS AND CONDITIONS

1. PARTIES. This Lease Agreement (the "Lease") is made as of the Lease Date by and between Landlord and Tenant, and Landlord and Tenant intend to be legally bound hereby. All terms defined on the Data Sheet shall have the meaning set forth on the Data Sheet whenever used in this Lease. The Data Sheet is incorporated herein and made a part hereof.

2. DEMISED PREMISES. Landlord hereby demises and lets to Tenant, and Tenant hereby Leases and takes from Landlord, upon the terms and conditions of this Lease, the Demised Premises, now, or to be, erected in and as a part of the Shopping Center; the Demised Premises consisting of a store having a width measured approximately from the exterior of outside wall(s) to the centerline of interior wall(s), by a depth measured approximately from the front building line of the Demised Premises to rear building line, together with the right to the nonexclusive use, in common with others, of all such automobile parking areas, driveways, footways and other facilities, designed for common use and as may be installed or changed from time to time by Landlord, in the Shopping Center, subject, however, to the terms and conditions of this Lease and to the rules and regulations for the use thereof as may be prescribed from time to time by Landlord.

3. POSSESSION.

      3.1. Delivery of possession within the meaning of this Lease shall be accomplished by delivery to Tenant of a key to the Demised Premises after Landlord has substantially completed Landlord's Work, as described in Exhibit "B" attached hereto and made a part hereof.

      3.2. Upon receiving possession of the Demised Premises from Landlord, Tenant will, with due diligence and dispatch, proceed to complete, at Tenant's sole cost and expense, "Tenant's Work" denoted in Exhibit "C" and in accordance with the specifications set forth therein, and to install such stock, fixtures and equipment and to perform such other work as shall be necessary or appropriate in order to prepare the Demised Premises for the opening of business by Tenant. The agreement of Landlord, and Tenant concerning construction of the Demised Premises is set forth in Exhibit "D" attached hereto and made a part hereof. In the event that Tenant does not complete Tenant's Work and open the Demised Premises for the conduct of Tenant's business within the period set forth on the Data Sheet as "Completion of Tenant's Work and Opening for Business", then Landlord shall have, in addition to any and all remedies herein provided, the right at its option to collect not only the Monthly Minimum Rent herein provided, but additional rent as delineated in this Lease Agreement.

      3.3. By occupying the Demised Premises after the delivery of possession, Tenant shall be deemed to have accepted the same and to have acknowledged that the Demised Premises are in the condition required by this Lease.

4. USE.

      4.1. Tenant shall use and occupy the Demised Premises solely and exclusively for the conduct of the Permitted Use and for no other purpose without the prior written consent of the Landlord and under the name of the Tenant Trade Name. Tenant shall not engage in any type of business that may conflict with the primary business of any of the other tenants in the Shopping Center as of the date of full execution of the Lease Agreement.

      4.2. Neither Tenant, nor any person, firm or corporation affiliated with Tenant, shall directly or indirectly engage in any similar or competing business within a radius of five (5) miles of the outside boundaries of the Shopping Center during the term hereof.

      4.3. Tenant shall continuously, actively and diligently during the full term of this Lease maintain the Demised Premises fully equipped, fixtured and open for business to the public during the days, nights and hours specified in, and in accordance, with the provisions of, Article 12 hereof and all other applicable provisions of this Lease, and shall conduct its business therein in a high-grade and reputable manner with an adequate staff of employees and a full stock of merchandise so as to produce the maximum volume of sales in the Demised Premises. Failure of Tenant to operate its business in accordance with this
Section 4.3 shall constitute a default under this Lease.

      4.4. Tenant acknowledges that Landlord has leased or may, in Landlord's sole discretion, lease on various terms and conditions other space(s) in the Shopping Center to businesses in store sizes, all as Landlord may elect.

      4.5. By executing this Lease Tenant specifically confirms that Landlord has made no representations or warranties concerning tenant mix, shopper traffic volumes or how the same will or might affect Tenant, and that Tenant will take all necessary and appropriate business steps and actions, including all prudent advertising and marketing, to develop necessary shopper traffic and sales volume.

5. TERM. The term of this Lease shall commence on the date when Landlord shall deliver possession of the Demised Premises to Tenant, as provided in Section 3.1 hereof, and shall end (unless sooner terminated as provided herein) at 11:59 p.m. E.D.T. on the date of the expiration of the last of the number of years constituting the Lease Term from the first day of the first calendar month succeeding the Rental Commencement Date, as defined in Section 6.1 hereof. The parties hereto agree to execute, within ten (10) days after the Rental Commencement Date, a Supplement to this Lease, in the form attached hereto as Supplement 1, fixing the definite date of the ending of the term of this Lease.

6. RENTAL.

      6.1. Minimum Rent. From the date of Rent Commencement, Tenant shall pay to Landlord the Minimum Rent and Additional Rent in the currency of the United States of America in equal monthly installments, (in the amount designated as Monthly Minimum Rent on the Data Sheet), without deduction or set-off, on the first day of each calendar month during the term hereof. Tenant shall pay to Landlord one month's Minimum Rental and Additional Rental at the execution of this Lease Agreement to be applied to the first month's Minimum Rental otherwise due and owing in accordance with the terms of this Lease Agreement.

      6.2. Intentionally Omitted.

      6.3. Relationship of Parties. Anything in the foregoing to the contrary notwithstanding, it is agreed that Landlord shall in no event be deemed to be a partner or engaged in a joint venture with, or an associate of, Tenant in the conduct of Tenant's business, nor shall Landlord be liable for any debts or obligations incurred by Tenant in the conduct of Tenant's business. Nothing contained in this Lease shall be deemed or construed to confer upon Landlord any interest in the business of Tenant, and the relationship of the parties during the term of this Lease shall at all times be that of Landlord end Tenant and no other.

      6.4.  Intentionally Omitted.

      6.5. Place of Payment. Tenant will pay all rentals and other charges hereunder, without notice or demand, by check payable to Landlord, and render all statements herein prescribed to Springfield Plaza Associates, a Pennsylvania Limited Partnership, 150 Allendale Road, King of Prussia, PA 19406 Attention:
Accounting, or to such other person or corporation and at such other place as shall be designated by Landlord in writing at least ten (10) days prior to the next ensuing rental payment date. Failure to pay all rentals and other charges due shall constitute a default hereunder and, in addition to all of Landlord's remedies hereunder, interest at the rate of the lower of six percent (6%) per annum above the announced "prime" rate of interest being charged from time to time by Meridian Bank, or at the highest rate permitted by law shall be added to all sums not paid within five (5) days of the due date.

      6.6.  Intentionally Omitted.

      6.7. Additional Rent. In addition to the foregoing Minimum Rent, all other payment to be made by Tenant under this Lease shall be deemed to be and shall become Additional Rent hereunder, whether or not the same be designated as such and shall be due and payable on demand or together with the next succeeding installment of rent, whichever shall first occur; and Landlord shall have the same remedies for failure to pay the same as for a non-payment of rent.

7. TENANT'S SHARE OF OPERATING EXPENSES.

      7.1. Tenant shall pay to Landlord, during the Term of this Lease, its proportionate share of the Operating Expenses of the Shopping Center. The proportionate share to be paid by Tenant shall be computed by multiplying the Operating Expenses by a fraction, the numerator of which shall be the number of leasable square foot of floor area in the Demised Premises and the denominator of which shall be the total number of leasable square feet of floor area (exclusive of any mezzanine storage area) in the Shopping Center. Tenant's proportionate share of the Operating Expenses for each Lease Year shall be paid in monthly installments on the first day of each calendar month in advance in an amount estimated by Landlord from time to time. Estimated payments for the first Lease Year shall be as set forth on the Data Sheet. Within one hundred and twenty (120) days or such other reasonable time after the end of each Lease Year, Landlord shall furnish Tenant with a statement of the actual amount of Tenant's proportionate share of the Operating Expenses for such period, but failure by Landlord to furnish such statement within such period shall not relieve Tenant of its obligations to make the payment due hereunder. In the event the total of Tenant's monthly installments for any Lease Year does not equal Tenant's proportionate share as shown on such statement, then Tenant shall, within thirty (30) days of receipt of such statement, pay Landlord any deficiency or Landlord upon receipt of such annual statement shall issue to Tenant a credit invoice for such excess, as the case may be. For any period within the Term of this Lease that is less than a full year, the annual charge shall be prorated by multiplying the Operating Expenses for such year by a fraction, the numerator of which shall be the number of days of such year during which the Term of this Lease was in effect and the denominator shall be three hundred sixty five (365).

      7.2. Operating Expenses shall be all expenses incurred by Landlord in operating and maintaining the Shopping Center and the common areas and facilities maintained for the benefit of the Shopping Center, including, without limitation, all expenses incurred to keep the Shopping Center and all buildings comprising it in good order and repair, and for lighting, all utilities for the common areas, elevator maintenance and repair, cleaning, painting, insurance (including Liability insurance for personal injury, death and property damage, and insurance against fire, theft or other casualties), removing snow, ice, debris, and surface water, sewer, striping, security police, electronic intrusion and fire control devices and telephonic alert system devices, equipment depreciation, workers' compensation insurance covering personnel, fidelity bonds for personnel, fees for permits, licenses and management services, all costs and expenses of plantings, rebuilding and replacing flowers, shrubbery and planters, and all costs and expenses of operating, maintaining, repairing, and replacing paving, curbs, sidewalks, walls, retaining walls, ramps, foundations, walkways, roadways, parking surfaces, roofing, signage, landscaping, drainage, utilities, machines and equipment, and lighting facilities, and all utilities, conduits, facilities and appurtenances serving buildings and its common areas and facilities that are part of the Shopping Center and the annual amortization or depreciation of any capital improvement Landlord makes in order to comply with safety or any other requirements of any federal, state, or local law or governmental regulation, cost of personnel required or deemed necessary by Landlord to provide such aforesaid services, and to the sum total of all the above shall be added a sum equal to fifteen percent (15%) thereof for administration. Such costs and expenses shall not include the initial construction costs incurred in building the Shopping Center, but shall include the acquisition cost (rental fees and/or purchase price or, in lieu of purchase price, the annual depreciation allocable thereto) of machinery and equipment used in connection with said maintenance and operation. An annual statement of the Operating Expenses shall be made available to Tenant for inspection.

      7.3. Landlord shall not be liable for any loss or damage suffered by Tenant either by failure to supply security service or for any loss attributable to such security services when they are supplied no matter how caused. It is specifically understood and agreed that by supplying security services, Landlord shall not be deemed to relieve Tenant of its duty to maintain security within the Demised Premises nor of its performance of the terms covenants and conditions of this Lease.

8. UTILITIES.

      8.1. Tenant shall make application and arrange for and pay or cause to be paid all charges for gas, water, sewer, electricity, light, power, telephone and all other utility services used, rendered, or supplied upon or in connection with the Demised Premises, and shall defend and indemnify Landlord and save it harmless against any liability or charges on account thereof. Utility deposits, connection fees and/or charges for meters shall be the sole responsibility of Tenant. Landlord shall be obligated to bring the utility services to the boundaries of the Shopping Center. The obligation of Tenant to pay for such utilities shall commence as of the date possession of the Demised Premises is delivered to Tenant. In case any such utility charges are not paid by Tenant when due, Landlord may pay the same to the utility company or department furnishing the same, and any amounts so paid by Landlord shall be paid by Tenant as Additional Rental for the month next following such payment by Landlord. Tenant shall send the Landlord annually receipted water and sewer bills relating to the Demised Premises.

      8.2. In the event any of the aforesaid services are billed to Landlord, Tenant shall pay such bill to Landlord as Additional Rent promptly upon demand therefor.

      8.3. In the event Landlord shall elect to furnish any utility services to Tenant, Tenant agrees to purchase the same from Landlord, providing Landlord shall charge therefor the same retail consumer rate as is charged by the public service corporation or municipal authority, as the case may be, supplying similar services in the general area in which the Shopping Center is situated, and Tenant's respective charge shall be based upon consumption measured by separate meters installed for such purpose or a profile of usage prepared by an independent engineer.

      8.4. Landlord shall not be liable to Tenant for any damages should the furnishing of any utilities be interrupted or required to be determined because of necessary repairs or improvements or any cause beyond the reasonable control of Landlord, nor shall any such interruption or cessation relieve Tenant from the performance of any of Tenant's covenants, conditions and agreements under this Lease.

9. TAXES.

      9.1. Tenant shall pay to Landlord for each Lease Year during the term hereof, on demand, as Additional Rent, Tenant's proportionate share of Real Estate Taxes, if any, as hereinafter described. For the purposes of this Section, the term "Real Estate Taxes" shall include all taxes, assessments, gross receipts taxes, water and sewer rents, and other governmental impositions and charges of every kind and nature whatsoever, extraordinary as well as ordinary, foreseen and unforeseen, and each and every installment thereof, which shall or may during the Lease Term be levied, assessed, imposed, become due and payable, or liens upon, or arise in connection with the use, occupancy or possession of, or grow due or payable out of, or for the Shopping Center or any part thereof, or any land, building or other improvements therein, or be imposed upon the Lease, the recordation thereof, the rents issuing or receivable therefrom or gross receipts taxes on rents. All costs and expenses incurred by Landlord during negotiations for or contests of the amount of Taxes shall be included within the term "Real Estate Taxes." Nothing herein contained shall be construed to include as a "Real Estate Tax" any inheritance, estate, succession, transfer, gift, franchise, corporation, income or profit tax or capital levy that is or may be imposed upon Landlord; however, that if at any time during the Term of the Lease the methods of taxation prevailing at the commencement of the Term of the Lease shall be altered so that in lieu of, or as a substitute for, the whole or any part of the taxes now or in the future levied, assessed or imposed on real estate as such there shall be levied assessed or imposed (i) a tax on the rents or gross receipts received from such real estate, or (ii) a license fee measured by the rents receivable by Landlord from the Shopping Center or any portion thereof, or (iii) a tax or license fee imposed upon Landlord which is otherwise measured by or based on whole or in part upon the Shopping Center or any portion thereof, then the same shall be included in the computation or "Real Estate Taxes" hereunder, computed as if the amount of such taxes or fee so payable were that due if the Shopping Center were the only property of Landlord subject thereto.

      9.2. Tenant's proportionate share of Real Estate Taxes shall be equal to the product obtained by multiplying the Taxes by a fraction, the numerator of which shall be the number of leasable square feet of floor area in the Demised Premises and the denominator of which shall be the total number of leasable square feet of floor Center. Tenant's proportionate share of the Real Estate Taxes shall be paid in monthly installments on or before the first day of each calendar month in advance in an amount estimated by Landlord; provided, that in the event Landlord is required under any mortgage covering the Shopping Center to escrow Real Estate Taxes, Landlord may, but shall not be obligated to, use the amount required to be so escrowed as a basis for its estimate of monthly installments due from Tenant hereunder. Upon receipt of all tax bills and assessment bills attributable to any Lease Year during the Term hereof, Landlord shall furnish Tenant with a written statement of the actual amount of Tenant's proportionate share of the Real Estate Taxes for such Lease Year. If the total amount of monthly installments paid by Tenant pursuant to this Article does not equal the sum due from Tenant as shown on such statement, Tenant shall pay to Landlord the deficiency upon receipt of such statement, or Landlord shall issue to Tenant at the time the statement is furnished a credit invoice for such excess, as the case may be. A copy of a tax bill or assessment bill submitted by Landlord to Tenant shall at all times be sufficient evidence of the amount of Real Estate

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Taxes against the Shopping Center to which such bill related. Tenant's obligations under this Article shall survive the expiration of this Lease. For the Lease Years in which this Lease commences and terminates the provisions of this Article shall apply and Tenant's liability for its proportionate share of the Real Estate Taxes for such years shall be subject to a pro rata adjustment based on the number of days in the Lease Year during which the Term of this Lease is in effect. If a refund is obtained, Landlord shall issue a credit invoice for same, such portion to be based upon the percentage of the original Taxes paid by Tenant from which the refund was derived. In addition to the foregoing, Tenant at all times shall be responsible for and shall pay before delinquency all taxes levied, assessed, or unpaid on any Leasehold interest, any right of occupancy, any investment of Tenant in the Demised Premises, or any personal property of any kind owned, installed, or used by Tenant, including Tenant's leasehold improvements, or on Tenant's right to occupy the Demised Premises. If any of the foregoing is assessed against Landlord or as part of the real property of which the Demised Premises are a part, Tenant shall pay to Landlord upon demand the amount of such additional taxes as may be levied against Landlord or said real property by reason thereof. For the purpose of determining said amount, figures supplied by the assessing authority as to any amounts so assessed shall be conclusive.

      9.3. In the event that the Shopping Center is not separately assessed, but rather is included within the assessment for one or more parcels on which the Shopping Center is located, the real property taxes and assessments allocable to the Shopping Center shall be determined as follows:

      The tax bill for each such other parcel for the year prior to any assessment of the Shopping Center over the tax bill for the first year in which the Shopping Center is assessed shall equal the "Total Parcel Ratio." One (1) minus the Total Parcel Ratio shall equal the "Shopping Center Ratio". The Shopping Center Ratio shall be multiplied by the tax bill for the first year in which the Shopping Center is assessed.

      In each year thereafter the tax bill shall be multiplied by the Shopping Center Ratio in order to determine the tax allocable to the Shopping Center. Tenant's proportionate share of taxes shall be the reel property taxes and assessments allocated to the numerator of which is the number of gross leasable square footage of the Demised Premises and the denominator of which is the number of gross leasable square feet (exclusive of any mezzanine storage area) in the Shopping Center.

10. REPAIRS.

      10.1 Landlord will keep the roof, foundation and the exterior walls of the Demised Premises in proper repair, excepting any work done by Tenant and any glass or doors, provided that in each case Tenant shall have given Landlord prior written notice of the necessity of such repairs; and provided further that if any such repair is required by reason of the negligence of Tenant or any of its agents, employees or customers, or other persons using the Demised Premises with Tenant's consent, express or implied, or if the need for such repair is directly or indirectly attributable to or results from the business activity being conducted within the Demised Premises, Landlord may make such repair and add the cost thereof to the first installment of Minimum Rent which shall thereafter become due. Tenant will keep the interior of the Demised Premises (which includes, but is not limited to, all electrical, plumbing, heating, air conditioning and other mechanical installations, the ceiling, lighting, flooring, all doors, door frames, door checks, and all glass) in good order and repair, accomplishing any and all repairs, alterations, replacements and modifications at its own expense and using materials and labor of a kind and quality equal to the original work, and will surrender the Demised Premises at the expiration or earlier termination of this Lease in as good condition as when received, excepting only deterioration caused by ordinary wear and tear and damage by fire or other casualty of the kind insured against in standard policies of fire insurance with extended coverage. Except as hereinabove provided, Landlord shall have no obligation to repair, maintain, alter, replace or modify the Demised Premises or the Shopping Center or any part thereof, or any plumbing, heating, electrical, air conditioning or other mechanical installation therein. Under no circumstances shall Landlord be obligated to repair, replace or maintain any glass or doors.

      10.2. If any repairs required to be made by Tenant hereunder are not made within fifteen (15) days after written notice delivered to Tenant by Landlord, Landlord may, at its own option, make such repairs without any liability on the part of the Landlord for any loss or damage which shall result to the stock or business of Tenant by reason of such repairs, and Tenant shall pay to Landlord, upon demand, as Additional Rental hereunder, the cost of such repairs plus interest from the date of payments by Landlord until repaid by Tenant at the rate of the lower of three percent (3%) per annum above the announced "prime" rate of interest being charged from time to time by Royal Bank, or the highest rate permitted by law.

      10.3. Landlord shall not be liable to Tenant for any damages for failure to repair the roof and the exterior walls of the Demised Premises if such failure is due to events beyond the reasonable control of Landlord, nor shall any such failure to make repairs by Landlord relieve Tenant from the performance of any of Tenant's covenants, conditions and agreements under this Lease.

11. ALTERATIONS. Tenant will not make any alterations, improvements or additions to the Demised Premises during the term of this Lease without first obtaining the written consent of Landlord. Tenant will not cut or drill into, or secure any fixture, apparatus or equipment of any kind to any part of the Demised Premises without first obtaining the written consent of Landlord. All alterations, improvements and additions made by Tenant, as aforesaid, shall remain upon the Demised Premises at the expiration or earlier termination of this Lease and shall become the property of Landlord. Prior to the commencement of any construction by Tenant, including all of Tenant's Work Tenant shall deliver to Landlord a written waiver executed by Tenant's contractor pursuant to which such contractor shall waive, for itself and its subcontractor, the right to file any mechanic's, materialmen's or similar liens against the Demised Premises or the Shopping Center. Tenant shall remove all of its furnishing, fixtures and equipment prior to the expiration of the Lease.

12. AFFIRMATIVE COVENANTS OF TENANT. Tenant agrees at all times during the Term of this Lease:

      12.1. To comply with any and all requirements of any constituted public authorities, and with the terms of any State or Federal statutes or local ordinances or regulations applicable to Tenant for its use of the Demised Premises, including, without limitation, the Americans with Disabilities Act, and defend, indemnify and save Landlord harmless from penalties, fines, costs, expenses or damages resulting from failure to do so.

      12.2. To give to Landlord prompt written notice of any accident, fire or damage occurring on or to the Demised Premises and/or common areas or common facilities of the Shopping Center.

      12.3. To keep the Demised Premises sufficiently heated to prevent freezing water in pipes and fixtures. Tenant, at Tenant's sole cost and expense, shall maintain and keep in good order, condition and repair (including replacement, if necessary) including, without limitation, all plumbing and sewage facilities within the Demised Premises, including free flow up to the main sewer line, fixtures, heating, ventilation and air conditioning and electrical systems, sprinkler system, walls, floor and ceilings.

      12.4. To keep the Demised Premises open for business to the public seven
(7) days in each week, opening by at least ten o'clock A.M., prevailing time, each morning and remaining open each night until nine o'clock P.M. and Sundays opening by at least twelve noon and remaining open until at least five o'clock P.M., and such additional hours as may become the standard (or temporary during holidays and holiday seasons) as maintained by a majority of the tenants in the Shopping Center. Failure to keep the Demised Premises open for business in accordance herewith shall constitute a default under this Lease.

      12.5. To keep all display windows, if any, exterior signs and exterior advertising displays adequately illuminated (during such hours as the Landlord may prescribe. In any event, Tenant shall keep such illumination in effect until ten o'clock P.M. prevailing time each day.

      12.6. To keep the Demised Premises, including store fronts, vestibules, entrances, sidewalks, walkways, ramps, doors, fixtures, windows and plate glass in a safe, neat and clean condition at all times.

      12.7. To remove regularly from the Demised Premises, at Tenant's sole cost and expense, all trash, refuse and waste materials and until removal, to store the same in adequate containers within the Demised Premises or as Landlord shall otherwise designate, which shall be located so as not to be visible to the general public shopping in the Shopping Center and so as not to constitute any health or fire hazard or nuisance to any store within the Shopping Center. In the event Landlord provides for trash removal, Tenant shall pay its pro-rata share as Additional Rent hereunder.

      12.8. To perform all loading and unloading of goods only, at such times, in the areas and through such entrances as may be designated for such purposes by Landlord from time to time, and Tenant will not permit any trailers or trucks to remain parked overnight in any area of the Shopping Center whether loaded or unloaded.

      12.9. To keep the outside areas immediately adjoining the Demised Premises clean and free from ice and snow and to refrain from placing and/or permitting any rubbish, obstruction or merchandise in such areas.

      12.10. To keep the Demised Premise clean, orderly, sanitary and free from objectionable odors and from insects, vermin and other pests, about or upon the Demised Premises, and to carry out the extermination of the same at such times and by such persons as may be.

      12.11. To store or stock in the Demised Premises only such goods, wares, merchandise or other property as shall be reasonably required in connection with Tenant's business at the Demised Premises and not use any portion thereof for storage or warehouse purposes beyond such needs.

      12.12. To use for office, clerical or other non-selling purposes only such space in the Demises Premises as is from time to time reasonably required for Tenant's business therein.

      12.13. To conduct its business in the Demised Premises in all respects in a dignified manner and to keep the Demised Premises in first class condition in accordance with the highest standards of store operation, maintaining a full and complete stock of seasonable merchandise so as to obtain the highest possible sales volume.

      12.14. To require Tenant's employees to park their cars only in those portions of the parking areas or at such other places as are designated for that purpose by Landlord. Tenant agrees, that from time to time upon written notice from Landlord, Tenant will within ten (10) days furnish Landlord with the State automobile license numbers assigned to Tenant's cars and the cars of all of Tenant's directors, officers, employees, agents, contractors, subtenants, licensees and concessionaires that work at the Demised Premises. Violation of this clause after notice shall render Tenant liable to a parking fee at the rate of Ten and 00/100 Dollars ($10.00) per day, per car, collectible as Additional Rent hereunder. Landlord may without liability and at Tenant's sole cost and expense arrange for the towing of each improperly parked car.

      12.15. To comply with all rules and regulations of Landlord in effect at the time of the execution of this Lease and from time to time promulgated by Landlord, as Landlord shall deem necessary in its sole discretion, in connection with the Demised Premises or the Shopping Center, including the installation of such fire extinguishers and other safety equipment as Landlord may require, and to comply with the recommendations of Landlord's insurance carriers and their rate making bodies.

      12.16. To do all things reasonably necessary to prevent the filing of any mechanics' or other liens against the Demised Premises or any part thereof by reason of work, labor, services or materials supplied or claimed to have been supplied to Tenant, or anyone holding the Demised Premises, or any part thereof, through or under Tenant. If any such lien shall at any time be filed against the Demised Premises or the Shopping Center, Tenant shall cause the same to be discharged of record, by bonding or otherwise, within twenty (20) days after the date of filing of the same. If Tenant shall fail to discharge such lien within such period, then, in addition to any other right or remedy of Landlord resulting from Tenant's said default; Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by giving security or in such other manner as is, or may be, prescribed by law. Tenant shall repay the Landlord, as Additional Rental, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing, including Landlord's costs, expenses and reasonable attorney's fees incurred by Landlord in connection therewith, plus interest at the rate of the lower of six percent (6%) per annum above the announced "prime" rate of interest being charged from time to time by Royal Bank, or the highest rate permitted by law from the date of payment by Landlord until repaid by Tenant. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord's estate to liability under any mechanics' or other lien law.

      12.17. To perform all work, including repairs, alterations, renovations or improvements, employing labor who will work compatibly with other trades working or employees within the Shopping Center or employed by Landlord in the area.

      12.18. To pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing the covenants, conditions and agreements of this Lease whether incurred as a result of litigation or otherwise.

      12.19. Tenant, at its sole cost and expense, shall install and maintain fire extinguishers and other fire protection devices as may be required by any governmental body having jurisdiction over the Demised Premises.

      12.20. To repay to Landlord, as Additional Rental, on demand, all sums disbursed or deposited by Landlord pursuant to the foregoing provisions of this
Article 12, including Landlord's costs, expenses and reasonable attorneys' fees incurred by Landlord in connection therewith in accordance with Article 22.

13. NEGATIVE COVENANTS OF TENANT. Tenant agrees that it will not do any of the following during the term of this Lease:

      13.1. Use or suffer or permit to be used the Demised Premises or any part thereof for any purpose or use in violation of any law or ordinance or any regulation of any governmental authority, or in any manner that will constitute an unreasonable annoyance to any occupant of the Shopping Center, or a nuisance, or that will injure the reputation of Shopping Center or any part thereof, or for any hazardous purpose, or in any manner that will violate, suspend, void or serve to increase the premium rate of, or make inoperative, any policy or policies of insurance of any kind whatsoever at any time carried on any property, buildings of improvements in the Shopping Center or any part thereof, including the Demised Premises. In the event of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as Additional Rent any and all increase or increases of premiums on insurance carried by Landlord on the Demised Premises or the building of which the same may be a part.

      13.2. Use or operate any machinery that is harmful to the building of which the Demised Premises are a part or disturbing to other tenants of the Shopping Center.

      13.3. Burn any papers, trash, refuse or waste materials of any kind in or about the Demised Premises or the Shopping Center.

      13.4. Use the Demised Premises or any portion thereof for lodging purposes or any purpose other than the Permitted Use.

      13.5. Use the sidewalks, parking lot and/or walkways for the display, storage, placement and/or sale of any merchandise, equipment and/or devices.

      13.6. Use any objectionable advertising medium within the Shopping Center or in or about the Demised Premises, including without limiting the generality of the foregoing, flashing lights, search lights, handbills, signs (except as permitted by Exhibit "E" attached hereto), loudspeakers, phonographs, public address systems, sound amplifiers, radios or televisions which are visible or can be heard or experienced outside the Demised Premises.

      13.7. Solicit business for itself or permit its licensees or concessionaires to solicit business, distribute handbills, engage in public sales demonstrations, itinerant vending or other activity, whether similar or dissimilar to any of the foregoing, in the parking areas, common areas or other common facilities.

      13.8. Advertise or conduct an auction, fire, bankruptcy and/or going out of business sale in the Demised Premises or any portion hereof.

      13.9. Use or permit the use of any trading stamps in the conduct of its business.

      13.10. Use the plumbing facilities for any purpose other than that for which they were constructed and refrain from disposing of any damaging or injurious substances therein.

      13.11. Store or dispose of trash or refuse on, or in any other manner obstruct, any parking areas, common areas or other common areas or other common facilities.

      13.12. Park or permit the parking of delivery vehicles so as to interfere with the use of any parking areas or common facilities or in any fire lanes.

      13.13. Attach any awning, or antenna or other projection to the roof or the outside walls of the Demised Premises or the building of which the same are a part.

      13.14. Execute or deliver any financing statement and/or security agreement in any trade fixtures or other property placed in or on the Demised Premises at any time.

      13.15. Penetrate the roof of the Demised Premises without Landlord's prior written consent. Tenant shall be responsible for the repair of roof leaks caused by such penetration even though Tenant has obtained Landlord's written consent thereto.

14. SIGNS. Tenant shall not exhibit, paint, inscribe or affix any sign, device, fixture, advertisement, notice or other lettering or attachment on or to the exterior of the Demised Premises, or the building or the Shopping Center of which the Demised Premises is a part, or inside, the Demised Premises, if visible from the outside, without first obtaining Landlord's written consent, and Tenant agrees that in any event Tenant will comply in all respects with the sign standards and sign restrictions set forth in Exhibit "E" attached hereto; and if Tenant shall do any of the foregoing acts in contravention of this provision, Landlord shall have the right to remove any such decoration, paint, alteration, sign, device, fixture or attachment and restore the Demised Premises or common facility to the condition hereof prior to such act, and the cost of such removal and restoration shall be paid by Tenant as Additional Rental payable for the month next following such removal or restoration. Tenant shall have installed, at its expense, a sign along the sign bank of the Shopping Center and under the canopy of the Shopping Center. Such sign shall comply with the sign standards and criteria established by Landlord. Tenant's building signage area shall be designated as the approximate area below Nevada Bob's Golf.

15. RIGHTS OF LANDLORD. Landlord reserves, in addition to and not in substitution for other rights reserved herein, he following rights with respect to the Demised Premises:

      15.1. At all reasonable times and with prior advance notice, Landlord will provide notice unless it is an emergency, by itself or its duly authorized agents, to go upon and inspect the Demised Premises and every part hereof and at its option to make repairs, alterations and additions to the Demised Premises or the building of which the Demised Premises are a part. If Tenant shall not be personally present to open and permit an entry by Landlord into the Demised Premises at any time and for any reason an entry thereon shall be necessary, in the sole discretion of Landlord. Landlord or Landlord's agents may enter the same by a master key, or may forcibly enter the same without rendering the Landlord or such agents liable therefor and without in any manner affecting the obligations and covenants of this Lease.

      15.2. To display a "For Sale" sign at any time and also, after notice from either party of intention to terminate this Lease, or at any time within three
(3) months prior to the expiration of this Lease, to display a "For Rent" sign, or both "For Rent" and "For Sale" signs, and all such signs shall be placed upon such part of the Demised Premises as Landlord shall require, except on display windows or door or doors leading into the Demised Premises. Prospective purchasers or tenants authorized by Landlord may inspect the Demised Premises at reasonable hours at any time, provided Landlord gives Tenant prior notice.

      15.3. To install or place upon or affix to the roof and exterior walls of the Demised Premises equipment, signs, displays, antenna, and any other object or structure of any kind, provided the same shall not materially impair the structural integrity of the building.

The exercise of any rights reserved to Landlord in this Article or otherwise shall not be deemed an eviction or disturbance of Tenant's use and possession of the Demised Premises and shall not render Landlord liable in any manner to Tenant or to any other person.

16. INSURANCE AND WAIVER OF SUBROGATION.

      16.1. At all times during the term of this Lease, Tenant shall pay all premiums for and maintain in effect with a responsible company or companies policies of insurance for the benefit of Landlord and Tenant, as their interests may appear, as follows:

      16.1.1. Insurance covering Tenant's trade fixtures, furnishings, equipment, betterments and leasehold improvements (whether included in Tenant's work under Exhibit "C" or existing at the time Tenant took possession), inventory and other installments of Tenant, providing protection to the extent of not less than eighty (80%) of the insurable value of the same against casualties included under standard insurance industry practices within the classification "Fire, Extended Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage." For the purpose of this Section 16.1, leasehold improvements shall include all improvements to the Demised Premises excepting the roof, floor slab and exterior walls.

      16.1.2. Plate glass insurance covering the plate glass in the Demised Premises.

      16.1.3. Broad form comprehensive public liability insurance in companies acceptable to Landlord, and naming as additional insured Landlord and Landlord's Managing Agent, with minimum limits of ONE MILLION DOLLARS

($1,000,000.00) on account of bodily injuries to or death of one or more persons as a result of any one accident or disaster, and ONE HUNDRED THOUSAND DOLLARS ($100,000.00) on account of damage to property.

      16.2. Tenant will furnish to Landlord, at the time Tenant receives possession of the Demised Premises (as set forth in Section 3.1 herein), copies of policies or certificates of insurance evidencing coverages required by this Lease. All policies required hereunder shall contain an endorsement providing that the insurer will not cancel or materially change the coverage of said policy or policies without first giving thirty (30) days prior written notice thereof to Landlord.

      16.3. In the event the Demised Premises or its contents are damaged or destroyed by fire or other insured casualty, (i) Landlord, to the extent of the coverage of Landlord's policies of insurance, hereby waives its rights, if any, against Tenant with respect to such damage or destruction, even if such fire or other casualty shall have been caused, in whole or in part, by the negligence of Tenant, its agents, servants or employees, and (ii) Tenant, to the extent of the Tenant's policies of insurance, hereby waives its rights, if any, against Landlord with respect to such damage or destruction, even if such fire or other casualty shall have been caused, in whole or in part, by the negligence of Landlord, its agents, servants or employees; provided, however, such waivers of subrogation shall be effective only with respect to loss or damage occurring during such time as Landlord's or Tenant's policies of insurance (as the case may be) shall contain a clause or endorsement providing in substance that the aforesaid waiver of subrogation shall not prejudice the type and amount of coverage under such policies or the right of Landlord or Tenant (as the case may be) to recover thereunder. If, at any time, Landlord's or Tenant's insurance carrier refuses to write insurance which contains a consent to the foregoing waiver of subrogation, Landlord or Tenant, as the case may be, shall notify the other party thereof in writing and upon the giving of such notice, the provisions of this Section shall be null and void as to any casualty which occurs after such notice. If Landlord's or Tenant's insurance carrier shall make a charge for the incorporation of the aforesaid waiver of subrogation in its policies, then the party requesting the waiver shall promptly pay such charge to the other party, upon demand. In the event the party requesting the waiver fails to pay such charge upon demand, the other party shall be released of its obligation to supply such waiver.

      16.4 Notwithstanding anything contained herein to the contrary, Tenant shall maintain at a minimum the following insurance coverages for the Demised
Premises:

      A)    General Aggregate $2,000,000.00
      B)    Products' Comprehensive/
            Operations Aggregate       $2,000,000.00
      C)    Personal and Advertising   $1,000,000.00
      D)    Each Occurrence            $1,000,000.00
      E)    Fire Damage (any one fire) $1,000,000.00

17. INDEMNIFICATION. Tenant will defend and indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expenses in connection with loss of life, personal injury and/or damage to property occurring in or about, or arising out of, the Demised Premises and adjacent sidewalks and loading platforms or areas, or occasioned wholly or in part by any act or omission of Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees. In case Landlord shall be made a party to any litigation commenced by or against Tenant, its agents, subtenants, licensees, concessionaires, contractors, customers or employees, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation. Notwithstanding anything contained herein to the contrary, Tenant shall indemnify Landlord with respect to the foregoing for incidents relating to the Premises and Landlord shall indemnify Tenant for incidents relating to the common areas.

18. WAIVER OF CLAIMS. Landlord and Landlord's agents, employees and contractors shall not be liable for, unless caused by Landlord, his employees, agents, or assigns, and Tenant hereby releases all claims for, damage to person or property sustained by Tenant or any person claiming through Tenant resulting from any fire, accident, occurrence or condition in or upon the Demised Premises or building of which it shall be a part or the Shopping Center, including, but not limited to, such claims for damage resulting from (unless caused by Landlord, its employees, agents or assigns (i) any defect in or failure of the roof, plumbing, heating or air conditioning equipment, electrical wiring or installation thereof, stairs, railings or walks; (ii) any equipment or appurtenances becoming out of repair; (iii) the bursting, leaking or running of any tank, washstand, water closet, waste pipe, sprinkler system, drain or any other pipe or tank in, upon or about such building or Demised Premises; (iv) the backing up of any sewer pipe or downspout; (v) the escape of steam or hot water;
(vi) water, snow or ice being upon or coming through the roof or any other place upon or near such building or Demised Premises or otherwise; (vii) the falling of any fixture,, plaster or stucco; (viii) broken glass; (ix) loss of electric power or power surges, including, without limitation, damage to computers or machinery, or loss of information; and (x) any act or omission of co-tenants or other occupants of said building or of adjoining or contiguous property or buildings.

19. TRADE FIXTURES. All trade fixtures installed by Tenant in the Demised Premises shall remain the property of Tenant and shall be removable at the expiration or earlier termination of this Lease, provided Tenant shall not at such time be in default under any covenant, condition or agreement contained in this Lease, and provided further, that in the event of such removal, Tenant shall repair the damage caused by such removal and Tenant shall also promptly restore the Demised Premises to their original order and condition. Any such trade fixture not removed at or prior to such termination shall be and become the property of Landlord. Lighting fixtures, heating and air conditioning equipment, plumbing, sprinkler and electrical systems and fixtures, ceilings, partitions, store fronts, and floor covering, whether or not installed by Tenant, shall not be removable at the expiration or earlier termination of this Lease and shall become the property of Landlord, without any compensation therefor to Tenant.

20. ASSIGNING, MORTGAGING, SUBLETTING. Without first obtaining the written consent of Landlord (which consent shall not be unreasonably withheld, Tenant shall not voluntarily, involuntarily or by operation of law, assign, transfer, mortgage, pledge or otherwise encumber this Lease, all or any part of Tenant's interest in this Lease or the Demised Premises, in whole or in part, or sublet the whole or any part of the Demised Premises, or permit the use of the whole or any part of the Demised Premises by any licensee or concessionaire. Any such action shall be an event of default under this Lease. Payment of rentals due hereunder by any party other than the Tenant named herein shall not be deemed to act as a consent to the assignment of this Lease or to the subletting of the whole or any part of the Demised Premises to such party nor relieve Tenant of its obligation to pay the rentals provided herein for the full term of this Lease. Tenant agrees that, in the event of any such assignment, subletting, licensing or granting of a concession, made with the written consent of Landlord as aforesaid, Tenant will nevertheless remain liable for the performance of all the terms, conditions and covenants of this Lease. If Tenant is a corporation, and if control thereof changes at any time during the term hereof, Landlord, at its option, may by giving sixty (60) days prior written notice to Tenant, declare such change an event of default under this Lease. Any transfer, sale, pledge or other disposition, in any single transaction or cumulatively during the Term of this Lease, of fifty percent (50%) or more of the stock of Tenant if Tenant is a corporation, or fifty percent (50%) of the partnership interests of Tenant if Tenant is a partnership, shall be deemed an assignment of this Lease, and therefore, prohibited. Tenant agrees that in case of any assignment of this Lease or subletting of the Demised Premises with the prior written consent of Landlord, it will not cause or allow any agent to represent it in such assignment or subletting other than Landlord or such other agent as may be designated in writing by Landlord.

      Notwithstanding anything contained herein to the contrary, in the event that Tenant receives a bona fide written offer from a third party for the sublease or assignment of the Demised Premises, Tenant shall forthwith notify Landlord in writing attaching a copy of said offer, of Tenant's desire to sublet or assign this Lease upon the terms of said offer, whereupon Landlord shall have thirty (30) days to accept or reject said assignment or sublease, or at Landlord's sole option cancel and terminate this Lease, including the right to enter into a direct Lease with the proposed assignee or subtenant before or after such termination.

21. SUBORDINATION. This Lease and all of its term, covenants and provisions are and shall always be subordinate to the lien of any mortgage or mortgages now or hereafter placed from time to time upon the Demised Premises and to any renewals, extensions, modifications or consolidations thereof, and to all advances hereafter made from time to time upon the security thereof without the necessity of any further instrument or act on the part of Tenant to effect subordination. Tenant, shall, upon request from Landlord, execute instruments or assurances further evidencing such subordination. If any mortgagee elects to have the Tenant's interest in this Lease superior to the interest of such mortgagee and gives notice to Tenant to that effect at any time prior to or at the time of institution of foreclosure proceedings, this Lease shall be deemed to be superior to any such mortgage whether this Lease was executed before or after such mortgage or any advance made upon security of such mortgage. Notwithstanding anything contained herein to the contrary, Tenant as a condition to agree to a Subordination as aforesaid, shall obtain a non-disturbance agreement from the mortgagee, if applicable.

22. PERFORMANCE OF TENANT'S COVENANTS. If Tenant shall default in the performance of any covenant required to be performed by it under this Lease, Landlord may perform the same for the account and at the expense of Tenant, after first giving notice to Tenant of its intention to do so, and in connection therewith Landlord shall have the right to cause its agents, employees and contractors to enter upon the Demised Premises, and Landlord shall have no liability to Tenant for any loss or damage resulting in any way from such action. If Landlord at any time is compelled to pay, or elects to pay, any sum of money or to do any act which will require the payment of any sum of money, by reason of the failure of Tenant to comply with any provisions hereof, or if Landlord incurs any expense, including reasonable counsel fees, in instituting, prosecuting or defending against any action or proceeding instituted by reason of any default of Tenant hereunder, the amount of such payments or expenses shall be paid by Tenant to Landlord as Additional Rent on the next day following such payment or the incurring of such expenses, upon which a regular monthly rental payment is due, together with interest thereon at the rate of the lower of the rate of six percent (6%) per annum above the announced "prime" rate of interest being charged from time to time by Royal Bank, NA or the highest rate permitted by law.

23.   Intentionally omitted.

24. CUSTOM AND USAGE. Notwithstanding any law, usage or custom to the contrary or any conduct or custom on the part of the Landlord in refraining from enforcing its rights hereunder at any time or times, Landlord shall have the right at all times to enforce the covenants conditions and agreements of this Lease in strict accordance with the terms hereof; and the failure of Landlord at any time to enforce its rights under the covenants, conditions and agreements of this Lease in strict accordance with the same shall not be construed as having created a custom in any way or manner contrary to the specific covenants, conditions and agreements of this Lease or as having in any way or manner modified or waived the same.

25. SURRENDER AND HOLDING OVER. Tenant, upon the expiration or termination of this Lease, either by lapse of time or otherwise, agrees peaceably to surrender to Landlord the Demised Premises in broom clean condition and in the condition and good repair required to be maintained by Tenant during the term as provided by Article 10 hereof. In the event that Tenant shall fail to surrender the Demised Premises, as aforesaid, Landlord, in addition to all other remedies available to it hereunder, shall have the right to receive, as liquidated damages for all the time Tenant shall so retain possession of the Demised Premises, or any part thereof, an amount equal to twice the Minimum and Percentage Rent specified in Article 6 of this Lease, as applied as such period. If Tenant remains in possession of the Demised Premises with Landlord's consent after the expiration of the Term of this Lease, but without a new Lease or an extension or renewal of the Term reduced to writing and duly executed, Tenant shall be deemed to be occupying the Demised Premises as a Tenant from month to month only, but otherwise subject to all the covenants, conditions and agreements of this Lease. If Landlord and Tenant shall enter into a written extension or renewal of the Term of this Lease, all of the terms, covenants and conditions of this Lease (except as otherwise provided therein) shall apply to such extended or renewal term and in that event all references to the "Term of this Lease" referred to herein shall apply (except as otherwise stated in such extension or renewal agreement) to such extended or renewal term.

26. CHANGES TO SHOPPING CENTERS; APPROVALS.

      26.1. Landlord hereby reserves the absolute right at any time and from time to time to: (a) make changes or revisions in the layout of the Shopping Center as shown on Exhibit "A", including but not limited to additions to, subtractions from, or rearrangements of the building areas and/or common areas (both interior and/or exterior) indicated on Exhibit "A"; (b) construct additional or other buildings or improvements in the Shopping Center and to make alterations thereof or additions thereto and to build additional stores on any such building or buildings; and (c) to increase or decrease the land size of the Shopping Center and any land so added shall thereafter be subject to the terms of this Lease and shall be included in the term Shopping Center as used in this Lease and any land so withdrawn shall thereafter not be subject to the terms of this Lease and shall be excluded from the term Shopping Center as used in this Lease. In the event Landlord shall elect to construct additional buildings, all easement rights granted herein to Tenant shall automatically terminate as to the land upon which such additional buildings are constructed, and Landlord shall have the absolute right to redefine the property comprising the Shopping Center. It is understood and agreed hereto that the site plan attached hereto as Exhibit "A" sets forth the general layout of the Shopping Center but shall not be deemed a warranty, representation or agreement on the part of Landlord that the Shopping Center layout will be exactly as depicted on said Exhibit.

      26.2. In the event that the Shopping Center Is not yet built and construction thereof has not commenced as of the date of this Lease then Landlord's obligations hereunder are conditioned upon Landlord obtaining all permits and approvals required from all governmental authorities for Landlord to build the Shopping Center. If Landlord does not obtain such permits and approvals within one (1) year after the date hereof, then Landlord shall have the right to terminate this Lease by giving written notice to Tenant at any time after the expiration of one (1) year from the date hereof, in which event the Security Deposit shall be returned to Tenant, this Lease shall terminate, and neither party shall have any further liability hereunder. Subject to Section 34 and provided Tenant shall not be in default hereunder, Tenant shall have the option to terminate this Lease if Landlord shall not have delivered possession of the Demised Premises to Tenant within the meaning of Section 3.1. within fifteen (15) months from the full execution of this Lease.

27. RELOCATION. Landlord reserves the right of relocation at any time and from time to time during the Term hereof or any renewal thereof, to another store in the Shopping Center subject to the following conditions:

      27.1. The size and dimensions of the new store shall not be materially different from the Demised Premises;

      27.2. All costs of relocation, including all moving costs and the costs of all improvements required to be made o make the new store substantially the same as the Demised Premises shall be borne by Landlord, and Landlord shall make all such improvements;

      27.3. All Minimum Rent shall abate during any period of time when, due to such relocation, Tenant cannot be open for business.

28. EMINENT DOMAIN OR DAMAGE.

      28.1. EMINENT DOMAIN.

      28.1.1. In the event that the whole of the Demised Premises shall be taken under the power of eminent domain, this Lease shall thereupon terminate as of the date possession shall so be taken.

      28.1.2. In the event that a portion of the floor area of the Demised Premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant's business, notwithstanding Landlord's performance of restoration as hereinafter provided, this Lease shall thereupon terminate as of the date possession of such portion is taken. In the event of any taking under the power of eminent domain, which does not terminate this Lease as aforesaid, all of the provisions of this Lease shall be reduced in the same proportion that the amount of floor area of the Demised Premises taken bears to the total floor area of the Demised Premises immediately prior to such taking, and Landlord shall, at Landlord's own cost and expense, restore such part of the Demised Premises as is not taken to as near its former condition as the circumstances will permit and Tenant shall do likewise with respect to all exterior signs, trade fixtures, equipment, display cases, furniture, furnishings and other installations of Tenant.

      28.1.3. All damages awarded for any such taking under the power of eminent domain, whether for the whole or part of the Demised Premises, shall belong to and be the property of Landlord in their entirety, whether such damages shall be awarded as compensation for loss or diminution in value of the Leasehold or for the fee of the Demised Premises; provided, however, that Landlord shall not be entitled to any separate award made directly to Tenant for loss of, or damage to, Tenant's trade fixtures and removable personal property or for damages for cessation or interruption of Tenant's business.

      28.1.4. If this Lease is terminated as provided in this Section 28.1, all Minimum Rent, Percentage Rent, Operating Expenses, Real Estate Taxes and other sums due hereunder shall be paid to date that possession is taken by public authority, and Landlord shall make an equitable refund of any rent paid by Tenant in advance and not yet earned.

      28.1.5. A voluntary sale by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation, or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain for the purposes of this Section 28.1.

      28.2. DAMAGE

      28.2.1. If all or, in Landlord's opinion a significant portion, of the Demised Premises or of the Shopping Center shall be damaged by fire or other casualty, then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of such termination to Tenant within sixty
(60) days following the occurrence of such fire or other casualty, and this Lease shall then terminate immediately upon Landlord's giving Tenant written notice of such termination. In the event of such termination of this Lease, Landlord and Tenant shall be relieved from any and all further liability or obligation hereunder, but shall not be relieved from any liability or obligation that arose prior to such termination. Tenant hereby waives any all rights to terminate this Lease that it may have by reason of damage to the Demised Premises by fire or other casualty, pursuant to any presently existing or hereafter enacted statute or pursuant to any other law.

      28.2.2. If all or any portion of the Demised Premises is damaged by fire or other casualty insured under Landlord's fire insurance policy, and this Lease if not terminated in accordance with the provisions of Section 28.2.1, above, then Landlord shall within one hundred twenty (120) days after such damage occurs (except for taking into account the time necessary to effectuate a satisfactory settlement with any insurance company which may delay Landlord's commencing of the repair or rebuild) repair or rebuild the Demised Premises or such portion thereof to its condition immediately prior to such occurrence; provided, however, that in no event shall Landlord be obligated to expend in such repair or rebuilding any sums in excess of the proceeds of any insurance policy actually paid in hand to Landlord (including insurance proceeds released for such purposes by holders of mortgages encumbering the Demised Premises, it being understood that Landlord shall not be required to rebuild as aforesaid unless such holders of mortgages make such proceeds available). Notwithstanding any other provision of this Lease, nothing contained herein shall be deemed to require Landlord, and in no event shall Landlord be required to repair, restore or rebuild any part or portions of the Demised Premises, or of Tenant's fixtures, equipment or appurtenances therein, constituting a part of Tenant's Work as defined in Section 3.2 hereof.

      28.2.3. The Minimum Rent shall be abated proportionately based on the extent to which Tenant's use of the Demised Premises is impaired during the period of any damage, repair or restoration provided for in this Section 28.2. Tenant shall continue the operation of its business on the Demised Premises during any such period to the extent reasonably practicable from the standpoint of prudent business management and any obligation of Tenant under the Lease Minimum Rent hereinabove provided, Tenant shall not be entitled to any compensation or damage for loss in the use of the whole or any part of the Demised Premises and/or any inconvenience or annoyance occasioned by any damage, destruction, repair or restoration.

29. BANKRUPTCY OR INSOLVENCY.

      29.1. The "bankruptcy" (as hereinafter defined) of Tenant shall be deemed to constitute and shall be construed as a repudiation of the obligations of Tenant and a breach of this Lease. Landlord may, at Landlord's election, terminate this Lease in the event of the occurrence of Tenant's bankruptcy by giving not less than three (3) days written notice to Tenant, and upon such termination, Landlord may re-enter the Demised Premises, and this Lease shall not be treated as an asset of Tenant's estate. Landlord shall be entitled, upon such re-entry, notwithstanding any other provisions of this Lease, to exercise such rights and remedies and to recover from Tenant as damages for loss of the bargain resulting from such breach, and not as a penalty, such amounts as are specified in Section 30.2.1 hereof, unless any statute or rule of law governing the proceeding in which such damages are to be proved shall lawfully limit the amount of such claims capable of being so proved, in which case Landlord shall be entitled to recover as and for liquidated damages the maximum amount which may be allowed under any such statute or rule of law.

      29.2. The term "bankruptcy" shall mean (i) the commencement by Tenant of a voluntary case under any Chapter of the Bankruptcy Code (Title 11 of the United States Codes, as now or hereafter in effect, or the taking by Tenant of any equivalent or similar action by the filing of a petition or otherwise under any other federal or state law in effect at the time relating to bankruptcy or insolvency, (ii) the filing of a petition against Tenant under any Chapter of the Bankruptcy Code (Title 11 of the United States Code), as now or hereafter in effect, or the filing of a petition seeking any equivalent or similar relief against Tenant under any other federal or state law in effect at the time relating to bankruptcy or insolvency, and in either case the failure by Tenant to secure tho discharge of any such petition within sixty (60) consecutive days from the date of filing, (iii) the making by Tenant of a general assignment for the benefit of his, its or any of their creditors, (iv) the appointment of a receiver, trustee, custodian or similar officer for Tenant or for the property of Tenant and the failure by such Tenant to secure the discharge of such receiver, trustee, custodian or similar officer within sixty (60) consecutive days from the date of appointment, or (v) the admission in writing by Tenant of any inability to pay debts generally as they become due.

30. EVENTS OF DEFAULT; REMEDIES

      30.1. The following events or any one or more of them shall be events of default under this Lease:

      30.1.1. Tenant shall fail to pay any Minimum Rent, Operating Expenses, Real Estate Taxes, Additional Rent or other sum payable hereunder when the same is due and payable and such failure continues for five (5) days; or

      30.1.2. Tenant shall fail to perform or comply with any of the terms, covenants, agreements or conditions hereof and such failure shall continue for more than fifteen (15) days after written notice thereof from Landlord; provided however, that if the default cannot be cured within fifteen (15) days, Tenant shall not be considered in default if Tenant shall, within such period, have commenced with due diligence and dispatch to cure such default, and shall thereafter complete the curing of such default within thirty (30) days after such written notice; or

      30.1.3. If Tenant shall refuse to take possession of the Demised Premises or shall fail to open its store in the Demised Premises for business by the date required in Article 3 hereof, or shall vacate the Demised Premises and permit the same to remain unoccupied and unattended; or

      30.1.4. The Bankruptcy (as defined in Section 29.2 of this Lease) of any Surety of this Lease. The grace period provisions in Section 30.1.1 and the notice and grace period provision in Section 30.1.2 above shall have no application to the defaults referred to in Sections 30.1.3 and 30.1.4.

      30.2. In the event of any such event of default (regardless of the pendency of any proceeding which has or might have the effect of preventing Tenant from complying with the terms of this Lease), Landlord, at any time thereafter, may exercise any one or more of the following remedies:

      30.2.1. Landlord may terminate this Lease, without any right by Tenant to reinstate its rights by payment of rent due or other performance of the terms and conditions hereof. Upon such termination Tenant shall immediately surrender possession of the Demised Premises to Landlord, and Landlord shall immediately become entitled to receive from Tenant, as liquidated, agreed final damages, an amount equal to the difference between the aggregate of all rentals reserved under this Lease for the balance of the term, and the fair rental value of the Demised Premises for that period, determined as of the date of such termination.

      30.2.2. With or without terminating this Lease, as Landlord may elect, Landlord may renter and repossess the Demised Premises, or any part thereof, and lease them to any other person upon such terms as Landlord shall deem reasonable, for a term within or beyond the term of this Lease; provided, that any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for (i) all Minimum Rent, Operating Expenses, Real Estate Taxes, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, less (ii) the net proceeds, if any, of any reletting effected for the account of Tenant after deducting from such proceeds all of Landlord's expenses in connection with such reletting (including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees and expenses, employees' expenses, reasonable alternation costs, and expenses of preparation for such reletting). If the Demised Premises are at the time of default sublet or leased by Tenant to others, Landlord may, as Tenant's agent, collect rents due from any subtenant or other tenant and apply such rents to the rent and other amounts due hereunder without in any way affecting Tenant's obligation to Landlord hereunder. Such agency, being given for security, is hereby declared to be irrevocable.

      30.2.3. Landlord may declare the Minimum Rent and all items of, Operation Expenses, Real Estate Taxes and Additional Rent for the entire balance of the then current term immediately due and payable, together with all other charges, payments, costs and expenses payable by Tenant as though such amounts were payable in advance on the date the event of default occurred.

      30.3. No expiration or termination of this Lease Term pursuant to Section
30.2.1 above or by operation of law or otherwise (except as expressly provided herein), and no repossession of the Demised Premises or any part thereof pursuant to Section 30.2.2 above or otherwise shall relieve Tenant of its liabilities and obligations hereunder, all of which shall survive such expiration, termination or repossession, and Landlord may, at his option, sue for and collect rent and other charges due hereunder at any time as and when such charges accrue.

      30.4. With respect to any portion of the Demised Premises which is vacant or which is physically occupied by Tenant, Landlord may remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, after service of notice or resort to legal process (all of which Tenant, expressly waives) and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby. Landlord shall have a lien for the payment of all sums agreed to be paid by Tenant herein upon all Tenant's property, which lien is to be in addition to any Landlord's lien now or hereafter provided by law.

      30.5. The parties hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Demised Premises, and/or any claim of injury or damage. In the event Landlord commences any proceedings for non-payment of Minimum Rent, Operating Expenses, Real Estate Taxes, Additional Rent or other sums due from Tenant hereunder, Tenant will not interpose any counterclaim of any nature or description in any such proceedings. This shall not be construed, however, as a waiver of Tenant's right to assert any such claims in any separate action brought by Tenant.

      30.6. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future law in the event this Lease is terminated or Tenant is evicted or dispossessed by reason of violation by Tenant of any of the provisions of this Lease.

      30.7. In the event of breach or threatened breach by Tenant of any provision of this Lease, Landlord shall have the right of injunction as if other remedies were not provided for herein.

      30.8. No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any ether right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or new or hereafter existing at law or in equity or by statute.

      30.9. No waiver by Landlord of any breach by Tenant of any of his obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach or of any other obligation, agreement or covenant, nor shall any forbearance by Landlord to seek a remedy for any breach by Tenant be a waiver by Landlord of his rights and remedies with respect to such or any subsequent breach. No payment by Tenant or receipt by Landlord of a lesser amount than rent due from time to time shall be deemed to be other than on account of the rent due, nor shall any statement or endorsement on any check or in any letter accompanying any check or payment of rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any remedy provided in this Lease.

      30.10. Tenant expressly waives any right of defense which it may have based on any purported merger of any cause of action, and neither the commencement of any action or proceeding nor the settlement thereof or entering of judgment therein shall bar Landlord from bringing subsequent actions or proceedings from time to time.

THE FOLLOWING THREE SECTIONS SET FORTH WARRANTS OF AUTHORITY FOR ANY ATTORNEY TO CONFESS JUDGEMENTS AGAINST TENANT. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGEMENTS AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICE AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

      30.11. Tenant hereby empowers any Prothonotary or attorney of any Court of Record to appear for Tenant in any and all actions which may be brought for Minimum Rent, Operating Expenses, Real Estate Taxes, Additional Rent and other charges, payments, costs and expenses herein reserved as rent, or herein agreed to be paid by Tenant and/or to sign for Tenant an agreement for entering in any competent Court an action or actions for recovery of such rent or other charges, payments, costs and expenses reserved as rent or Additional Rent, together with an attorney's payments, costs and expenses reserved as rent or Additional Rent, together with an attorney's commission of 5% (but not less than $1,000). Such authority shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time as often as any of such rent and/or other charges reserved as rent or agreed to be paid by Tenant shall fall due or be in arrears.

      30.12. Upon the expiration of the then current term of this Lease or the earlier termination or surrender hereof as provided in this Lease, it shall be lawful for any attorney of any court of record to appear as attorney for Tenant as well as for all persons claiming by, through or under Tenant, and to sign an agreement for entering in any competent Court an action in ejectment against Tenant and all persons claiming by, through or under Tenant and therein confess judgment for the recovery by Landlord of possession of the Demised Premises, for which this Lease shall be its sufficient warrant, whereupon, if Landlord so desires, a writ of possession or other appropriate writ under the Rules of Civil Procedure then in effect may issue forthwith, without any prior writ or proceedings; provided, however, if this Lease is terminated and the possession of the Demised Premises remain in or be restored to Tenant, Landlord shall have the right for the same default and upon any subsequent default or defaults, or upon the termination of this Lease under any of the terms of this Lease to bring one or more further action or actions as hereinbefore set forth to recover possession of the Demised Premises and confess judgment for the recovery of possession of the Demised Premises as hereinabove provided.

      30.13. In any action of ejectment and/or for rent, Landlord shall first cause to be filed in such action an affidavit made by him or someone acting for him, setting forth the facts necessary to authorize the entry of judgment, and, if a true copy of this Lease (and of the truth of the copy such affidavit shall be sufficient evidence) be filed in such action, it shall not be necessary to file the original as a warrant of attorney, any rule of Court, customer or practice to the contrary notwithstanding. Tenant thereby releases to Landlord and to any and all attorneys who may appear for Tenant all errors in such proceedings and all liability thereof. If proceedings shall be commenced by Landlord to recover possession under the Acts of Assembly and Rules of Civil Procedure, either at the end of the term or upon the earlier termination of this Lease, or for non-payment of rent or any other reason, Tenant, specifically waives the right to the three month's notice and to the fifteen or thirty days' notice required by the Landlord and Tenant Act of 1951, and agrees that five (5) days' notice shall be sufficient in either or any such case.

      30.14. Intentionally omitted.

      30.15. In addition to all other rights and remedies of Landlord, if an event of default shall occur, Landlord shall, to the extent permitted by law, have a right of distress for rent and lien on all of Tenant's fixtures, merchandise and equipment in the Demised Premises, as security for rent and all other charges payable hereunder.

      30.16. In the event that Landlord commences suit for the repossession of the Demised Premises, for the recovery of rent or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of Tenant to be kept or performed, and a breach shall be established, Tenant shall pay to Landlord all expenses incurred in connection therewith, including, without limitation, reasonable attorney's fees.

      31. NOTICES. Wherever in this Lease it shall be required or permitted that notice or demand be given or served by either party to this Lease to the other, such notice or demand shall not be deemed to have been duly given or served unless in writing and either personally delivered (including, without limitation, delivery by courier or messenger service) or forwarded by United States registered or certified mail, postage prepaid, to the respective addresses as set forth on the Data Sheet. Such addresses may be changed from time to time by either party by serving notice as above provided. Notices shall have been deemed made upon receipted personal delivery or when sent (whether actually received or not) by either registered or certified mail.

32. SUCCESSORS AND ASSIGNS.

      32.1. All rights, obligations and liabilities herein imposed upon the respective parties hereto shall extend to and bind the several and respective heirs, executors, administrators, successors, subleases, licensees, concessionaires and assigns of the parties, subject to the provisions of Article 20 and except as expressly provided in this Article; and if there shall be more than one Tenant, they shall all be bound jointly and severally by the terms, covenants, conditions and agreements herein and the word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, be the same one or more; and if there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof. No rights, however, shall inure to the benefit of any assignee of Tenant unless such assignment is permitted under this Lease. The use of the neuter or singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

      32.2. The term "Landlord" as used in this Lease, so far as covenants, conditions and agreements on the part of the Landlord are concerned, shall be limited to mean the Landlord named in the heading to this Lease, its successors and assigns; and, in the event of any transfer or transfers of the title to the Demised Premises, the said Landlord (and in the case of any subsequent transfer or conveyance, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, or all liability as respects the performance of any covenants, conditions and agreements on the part for a standard dry good with no interior partitions, and thermostat of said Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants, conditions and agreements contained in this Lease on the part of Landlord shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive period of ownership. If Landlord shall fail to perform any covenant, term, or condition of this Lease upon Landlord's part to be performed, and if as a consequence of such default any party claiming through, under, or by way of Tenant thereunder, including Tenant itself, shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Shopping Center, and Landlord shall not be liable for any deficiency, and there shall be no recourse by Tenant against any other assets of Landlord.

33. SCOPE AND INTERPRETATION. This Lease contains all the covenants and agreements between the Landlord and Tenant relating in any manner to the rental, use and occupancy of the Demised Premises and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect, and the covenants and agreements of this Lease cannot be altered, changed, modified or added to, except in writing signed by Landlord and Tenant. No representation, inducement, understanding or anything of any nature whatsoever, made, stated or represented on Landlord's behalf, either orally or in writing (excepting this Lease), has induced Tenant to enter into this Lease. The laws of the Commonwealth of Pennsylvania shall govern the validity, interpretation, performance and enforcement of this Lease.

34. FORCE MAJEURE. In the event that either Landlord or Tenant shall be delayed, or hindered or prevented from the performance of any act required hereunder, by reason of act of God, fire casualty, action of the elements, strikes, lockouts, other labor troubles, inability to procure, or general shortage of labor, equipment, facilities, materials or supplies, failure of transportation or of power, restrictive governmental laws or regulations, riots, insurrection, war or any other case similar or dissimilar to the foregoing beyond the control of Landlord, the performance of such act shall be excused for the period of delay, and the period for the performance of any such act shall be extended for the period necessary to complete performance after the end of the period of such delay.

35. ESTOPPEL CERTIFICATION. Tenant agrees that at any time and from time to time at reasonable intervals, within twenty (20) days after written request by Landlord, Tenant will execute, acknowledge and deliver to Landlord, Landlord's mortgagee, or other person designated by Landlord, a certificate in a form as may, from time to time, be provided, ratifying this Lease and certifying (i) that Tenant has entered into occupancy of the Demised Premises and the date of such entry if such is the case; (ii) that the Lease is in full force and effect, and has not been assigned, modified, supplemented, or amended in any way (or, if there have been any assignment, modification, supplement, or amendment, identifying the same); (iii) that this Lease represents the entire agreement between Landlord and Tenant as to the subject matter thereof; (iv) the date of commencement and expiration of the Term; (v) that all conditions under this Lease to be performed by Landlord have been satisfied and all required contributions by Landlord to Tenant on account of Tenant's improvements have been received (and if not, what conditions remain imperforate); (vi) that to the knowledge of the signer of such writing no default exists in the performance or observance of any covenant or condition in this Lease and there are not defenses or offsets against the enforcement of this Lease by Landlord (or specifying each default, defense or offset of which the signer may have knowledge); (vii) that no Minimum Rent or other rental has been paid in advance and no security has been deposited with Landlord except as set forth in this Lease, and (viii) the date to which Minimum Rent and all other rentals have been paid under this Lease, (ix) the amount of Minimum Rent and other charges payable by Tenant under the Lease, (x) that Landlord has no obligation for painting, repairs or improvements to the Demised Premises, and (xii) that there are no renewal options or options to purchase or expand the Demised Premises (except as stated in this Lease). Tenant hereby irrevocably appoints Landlord its attorney-in-fact to execute such a writing in the event Tenant shall fail to do so within twenty
(20) days of receipt of Landlord's request.

36. NOTICE TO MORTGAGEE. Tenant agrees that Landlord shall not be in default under any of the provisions of this Lease to be performed or complied with by Landlord unless Tenant shall first have given written notice to Landlord and to the holders of any mortgages upon the Shopping Center (if Landlord shall have notified Tenant of the names and addresses of the holders of such mortgages) specifying the default, and if such alleged default shall not have been cured by

Landlord or the holder of any such mortgages within thirty (30) days after such written notice or such additional time as is reasonably required to cure the default after the giving of the written notice.

37. QUIET ENJOYMENT. Tenant, upon paying the Minimum Rent, Operating Expenses, Real Estate Tax Rent and other charges herein provided for, and observing and keeping all covenants, agreements and conditions of this Lease on its part to be kept, shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone claiming by or through Landlord, however, to the exceptions, reservations and conditions of this Lease.

38. MISCELLANEOUS PROVISIONS.

      38.1. Tenant hereby grants to Landlord such licenses and easements in or over the Demised Premises or any portion or portions thereof as shall be reasonable required for the installation or maintenance of mains, conduits, pipes or other facilities to serve the Shopping Center or any part thereof, including, but not limited to, the premises of any other occupant; provided, however, that Landlord shall pay for any alteration required on the Demised Premises as a result of any such exercise, and provided further, that no exercise, occupancy under or enjoyment of any such license or easement shall result in any unreasonable interference with Tenant's use, occupancy or enjoyment of the Demised Premises as contemplated by this Lease.

      38.2. Tenant shall at any time and from time to time upon not less than ten (10) days prior written request by Landlord, deliver to Landlord an executed and acknowledged instrument amending this Lease in such respects as may be required by any mortgagee, or prospective mortgagee, under any mortgage on the Shopping Center, provided that any such amendment shall not materially alter or impair any of the rights and remedies of Tenant under this Lease or the operation of Tenant's business.

      38.3. Any provision or provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and the remaining provisions hereof shall nevertheless remain in full force and effect.

      38.4. Any default by Tenant under any instrument, undertaking or agreement executed by Tenant in favor of or with Landlord relating to this Lease or the tenancy created hereby shall constitute a breach of this Lease and entitle Landlord to pursue each and all of its rights and remedies hereunder and at law.

      38.5  Intentionally Omitted.

      38.6  Intentionally Omitted.

      38.7. Recording. Tenant shall not record this Lease without the consent of the Landlord.

      38.8. Intentionally Omitted.

      38.9. Landlord's Use of Common Areas. Landlord reserves the right, from time to time, to utilize portions of the common areas for carnival type shows, rides and entertainment, outdoor shows, displays, automobile and other product shows, or such other uses which in Landlord's judgment tend to utilize the lighting standards and other areas in the parking lot for advertising purposes.

      38.10. Transfer of Landlord's Interest. In the event of any transfer of Landlord's interest in the Leased Premises, the transferor shall be automatically relieved of any and all obligations and liabilities on the part of the Landlord accruing from and after the date of such transfer.

      38.11. Interest on Past Due Obligations. Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at a rate of fourteen percent (14%) per annum or the highest rate permitted by law from the due date until paid, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

      38.12. Liability of Landlord. If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord's part to be performed, and if, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Shopping Center and out of rents and other income from such property receivable by Landlord, and neither Landlord nor any of its shareholders and/or partners shall be liable for any deficiency.

      38.13. Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rents herein stipulated shall be deemed to be other than the rents herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

      38.14. Laws of the State Where the Premises are Situated. This Lease shall be governed by, and construed in accordance with, the laws of the State wherein the leased premises are situated. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the law.

      38.15. Any headings preceding the text of the Articles and Sections hereof are inserted solely for convenience of reference and shall not constitute a part of this Lease, nor shall they effect its meaning, construction or effect.

      38.16. Submission by Landlord of this Lease for review and execution by Tenant shall confer no rights or impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

      38.17. All Exhibits attached hereto are incorporated herein and made a part hereof.

39.

      39.1. Tenant shall have the right and option, which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the initial term of this Lease for an additional consecutive period of five (5) years (hereinafter referred to as the "First Extension Period") provided that (a) Tenant shall give Landlord written notice of Tenant's exercise of such options at least One Hundred Eighty (180) days prior to the expiration of the initial term, or then applicable extended term of this Lease, and (b) Tenant shall not be in default in the performance or observance of any of the terms and provisions of the Lease on the part of Lessee to be performed or observed at either the time Tenant exercises its option as aforesaid or prior to the commencement of the First Extension Period. Except for the amount of Minimum Rental (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the Extension Period through which the initial term of this Lease shall be extended as aforesaid. If Tenant shall give notice of its exercise of the option to extend in the manner and within the time period provided aforesaid, the initial term of this Lease shall be extended upon the giving of such notice without the requirement of any further attention on the part of either Landlord or Tenant.

      39.2. If Tenant shall fail to give timely notice of the exercise of such options as aforesaid, Tenant shall have no right to extend the initial term of this Lease, time being of the essence of the foregoing provisions.

      39.3. The Minimum Rental payable during each year of the Extension Period shall be the fair market rental as mutually agreed to by Landlord and Tenant at least Two Hundred Forty (240) days prior to the commencement of the then applicable Extension Period. In the event that the parties hereto shall fail to agree as to the fair market rental for the then applicable Extension Period within the time frame indicated hereinabove; said rental shall be determined by a reputable, independent real estate appraiser, which shall have at least ten
(10) years experience in the appraisal of retail properties in the Philadelphia, Pennsylvania area. Said appraiser shall be selected by both Landlord and Tenant. In the event the parties cannot agree as to an appraiser, said appraiser shall be appointed by a court of competent jurisdiction. The cost and expenses of the appraiser and any court costs, if necessary, appointed shall be borne equally by both Landlord and Tenant. The fair market rent of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord. If, for any reason, fair market rent shall not have been determined by the time of commencement of the then applicable Extension Period and until such rent is determined, Tenant shall pay Minimum Annual Rental during the then applicable Extension Period in an amount (the "Interim Rent") equal to the Minimum Rent then payable by Tenant during the last month of the then current term increased by five (5) percent and upon receipt of a final determination of fair market rent as hereinafter set forth, any overpayment or underpayment of Interim Rent shall be made up promptly between the parties.

      IN WITNESS WHEREOF, the parties hereto have set their hand and seals on the day and year first above written.

ATTEST:                                LANDLORD:

                                       CMW INVESTMENTS, LTD.
                                       A PENNSYLVANIA LIMITED PARTNERSHIP

                                       By:  CMW DEVELOPMENT, INC.
                                               (General Partner)

/s/ D. Scott Brehman                   By:     /s/ Michael J. Willner
--------------------                           ----------------------

                                       Title:  President
                                               ---------


ATTEST:                                TENANT:

                                       ROOM PLUS, INC.

/s/ William Halpern                    By:     /s/ Marc Zucker
---------------------                          ---------------

                                       Title:  Chairman
                                               --------

                                     TENANT:

STATE OF NEW JERSEY, COUNTY OF UNION ss
On the 19th day of March, 1997 before me personally appeared, Marc Zucker to me known, who, being by me duly sworn, did depose and say that he is the Chairman of Room Plus, Inc., the corporation described in and which executed the foregoing instrument, that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

(Seal)

      Mary M. Martin
      Notary Public in and for
      the State of New Jersey

My commission expires:  November 13, 2001


                                    LANDLORD:

STATE OF PENNSYLVANIA COUNTY OF MONTGOMERY ss
On the 20th day of March, 1997 before me personally appeared to me known, Michael J. Willner, who, being by me duly sworn, did depose and say that he is the President of CMW Investments, Ltd., the corporation described in and which executed the foregoing instrument, that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.

(Seal)

      Thomas P. Halfpenny
      Notary Public in and for
      the State of Pennsylvania

My commission expires:  September 1, 1997

                                   EXHIBIT "A"

                                    SITE PLAN

                                   EXHIBIT "B"

                         DESCRIPTION OF LANDLORD'S WORK

The following work is to be done by Landlord at Landlord's expense:

1.    PARKING AREAS AND ROADS:

Landlord shall provide hard surfaced, drained, lighted and striped parking areas as shown on the Site Plan market Exhibit "A" attached hereto, subject to such changes as Landlord may make as permitted in Article 26 of this Lease.

2.    BUILDING SHELL:

Landlord shall provide the building shell of the Demised Premises in accordance with the following specifications:

      (a) Structural steel or concrete and masonry frame.

      (b) Walls: Construct demising partitions of metal studs and implanted drywall. Rear wall to contain a metal door.

      (c) Roof: Construct roof of Demised Premises.

      (d) Floor: Provide existing floor "as is".

      (e) Electrical: Electrical service - 200 amps.

      (f) Open and exposed ceiling to be provided by Landlord.

3.    STORE FRONT:

Landlord will finish and install straight standard aluminum and clear plate glass store front, with a pair of 3' entry doors.

4.    SANITARY FACILITIES:

Two bathrooms with one wall hung lavatory, one water closet, one six (6) gallon electric hot water heater, one exhaust fan, one ceiling light, one paper towel dispenser, one mirror and one toilet paper holder. Note: Landlord's work does not include furnishing or installing soap dishes, deodorizers, dispensers, or other similar items in toilet rooms within the Demised Premises. All work to comply with ADA.

5.    HEATING AND AIR CONDITIONING:

Landlord shall install an air handler and condensing unit equal to approximately one (1) ton for every 400 square ft. Tenant shall be responsible for the run of duct.

6.    TELEPHONE:

Landlord will provide conduit at rear of Demised Premises and plywood panel for phone company to mount telephone equipment. Tenant is responsible for obtaining phone service, including wiring and phone equipment, through phone company.

7.    PLANS AND SPECIFICATIONS:

      (a) Tenant shall submit to Landlord, within fifteen (15) days after the date of this Lease, three (3) copies of plans and specifications (the "Tenant's Plans") for those improvements intended to be constructed by Tenant. Upon receipt of Tenant's Plans, Landlord shall review them and return them to Tenant within fifteen (15) days after receipt thereof, either indicating approval by signing one copy of such Plans or indicating additional revisions. The cost and expense of the Tenant's Plans shall be Tenant's sole responsibility.

      (b) Tenant's Plans shall include, but shall not be limited to, floor plan, electrical, heating and air conditioning, fixtures and signs.

      (c) Tenant's plans shall be prepared in accordance with the laws, ordinances and regulations of all governing authorities having jurisdiction. Tenant shall also be required to obtain at Tenant's expense all necessary permits for tenant's work.

8.    LIMIT ON LANDLORD'S WORK:

Landlord's Work shall be strictly limited to those matters and items specifically mentioned in this Exhibit as obligations of Landlord.

Landlord's work shall comply with ADA.

                                   EXHIBIT "C"

                          DESCRIPTION OF TENANT'S WORK

The following work is to be done by Tenant at Tenant's sole cost and expense:

1.    COMPLETION OF DEMISED PREMISES:

All work required to complete and place the Demised Premises in finished condition for opening for business, except only for the work specifically described in Exhibit "B" as Landlord's Work, is to be done by Tenant at Tenant's sole expense; included in such work as are all subdivision walls, floor coverings, wall finishes, all store fixture work, all painting and decorating, and other work shown on Tenant's Plans attached hereto and made a part hereof as Exhibit "D".

2.    TENANT'S CONSTRUCTION:

In connection with Tenant's work, Tenant shall comply with the following:

(a) Non-combustible materials must be used above ceiling.

(b) Mezzanines not permitted unless approved by Landlord.

(c) Plastered or dry walls, or their equivalent finish, required throughout the sales area. Any exposed studs in storeroom area will be finished with dry wall or its equivalent. Paint and decorate interior of Demised Premises.

(d) Provide all partitions.

(e) Provide all floor coverings.

(f) Provide trash room within Demised Premises.

(g) Provide for any heating and air conditioning equipment required by Tenant in addition to units supplied by Landlord, all wiring and duct work, designed by a professional engineer with seal. Space above ceiling shall be insulated. No roof penetrations will be permitted without prior written approval of Landlord. All such equipment shall be in proper operation on the day that Tenant opens the Demised Premises for business.

(h) All cutting and patching of the roof area required for installation of air conditioning and ventilation systems, plumbing or utilities shall be paid by the Tenant; however, in all cases such work shall be performed by the Landlord's roofing contractor.

(i) Provide all utilities, plumbing, electric and telephone, as well as other Tenant requirements, in excess of Landlord's work.

(j) Tenant shall furnish information to Landlord for its requirements for lights and power, and its estimated load for design load information only, but any requirements in excess of those to be installed by Landlord as Landlord's Work shall be the responsibility of Tenant.

(k) Provide fire extinguishers as required by governmental authorities.

3.    FIXTURING:

      Tenant shall furnish, install and connect trade fixtures as required by Tenant's merchandising layout, which fixture shall be new, unless otherwise approved in writing by Landlord.

4.    SIGNS:

      Landlord has approved signage as shown on Exhibit "F".

5.    ACCESS TO DEMISED PREMISES:

      Landlord, Landlord's agent or designee, and independent contractor, or an authorized utility company, as the case may be, shall have the right to run utility lines, pipes, conduits or duct work where necessary or desirable, through attic space, column space, or other parts of the Demised Premises, and to repair, alter, replace or remove the same, all in a manner which does not interfere unnecessarily with Tenant's use of the Demised Premises.

6.    LABOR DISPUTES:

      To the end that there shall be no labor dispute which would interfere with the construction, completion or alteration of the Shopping Center, or with any work being carried on therein, Tenant shall engage the services of only such contractors and subcontractors as will work in harmony with each other, those of Landlord, and any others then working in the Shopping Center, and only such labor as will work in harmony with all other labor then working in the Shopping Center.

7.    INSURANCE:

      Tenant's contractors shall not be permitted to commence any work until all required insurance has been obtained and certificates have been received by Landlord. In addition to the insurance required under Article 16 of this Lease, Tenant shall secure, pay for, and maintain or cause its contractor(s) to secure and maintain during preparation of Demised Premises the following insurance in the following amounts, which shall be endorsed in all policies to include Landlord and Landlord's designated agents as additional insured parties, and which shall provide in all policies that Landlord shall be given ten (10) days' prior written notice of any alternation or termination of coverage:

      (a) Workers' Compensation, employer's liability insurance with limits of not less than $200,000.00 and where required by state law any insurance required by any employee benefit acts or other statutes applicable where the work is to be performed as will protect the contractor and subcontractors from any and all liability under the aforementioned Act.

      (b) Completed Value Form "All Physical Loss: Builder's Risk" coverage on its work in the Demised Premises as it relates to the building within which the Demised Premises is located, naming the interests of the Landlord, as general contractor, and all subcontractors, as their respective interests may appear, within a radius of 100 feet of the Demised Premises. Tenant agrees to defend, indemnify, and hold harmless Landlord and Landlord's contractors from and against any claims, actions or damages resulting from acts of negligence of Tenant, its agents, employees or contractors in performance of Tenant's work.

8.    TENANT'S EMPLOYEES AND CONTRACTORS:

      Tenant shall be limited to performing its work, including any office or storage for construction purposes within 10 Demised Premises only. Tenant and Tenant's contractors shall be responsible for daily removal from the Shopping Center of all trash, rubbish and surplus materials resulting from construction, fixturing and merchandising of the Demised Premises.

9.    TEMPORARY UTILITIES:

      Tenant shall be responsible for temporary utility connections for its work, including payment of utility charges.

10.   APPROVALS:

Any approval or consent by Landlord shall in no way obligate Landlord in any manner whatsoever in respect to the finished product, design and/or construction by Tenant. Any deficiency in design or construction, although the same had prior approval of Landlord, shall be solely the responsibility of Tenant.

                                   EXHIBIT "D"

                                  CONSTRUCTION

1.    CONSTRUCTION

      1.1   TENANT'S WORK:

All work, other than that specifically agreed to in writing to be performed by Landlord, shall be performed by Tenant, at Tenant's sole cost and expense, and in accordance with the Tenant's Plans approved by Landlord as described in Exhibit "B" of this Lease.

      1.2   COMMENCEMENT OF TENANT'S WORK:

Tenant shall expeditiously commence construction of Tenant's Work at a time and in a manner that will not interfere with completion of Landlord's Work and will perform and complete Tenant's Work in compliance with such reasonable rules and regulations as Landlord and its architect or contractor or contractors may make (provided that Tenant shall have been given notice thereof) and in accordance with all applicable laws, orders, regulations and requirements of all governmental authorities and Board of Fire Underwriters having jurisdiction. Tenant's Work shall be commenced within thirty (30) days after the last of the following to occur ("Tenant Construction Commencement Date"): (a) Landlord's approval of Tenant's Plans and (b) Landlord's notice to Tenant that the Demised Premises will, within ten (10) days after said notice be substantially completed (except for finishing operations or items of work necessarily awaiting the performance of Tenant's Work) to the extent reasonably required that Tenant's Work can be commenced. Tenant's Work shall be performed in accordance with the approved Tenant's Plans and Exhibit "C" and shall be completed within the number of days set forth on the Data Sheet for Completion of Tenant's Work.

2.    CONSTRUCTION SCHEDULE:

Time is of the essence with respect to the performance by Tenant of each of the provisions concerning construction and the opening of the Demised Premises for business. If Tenant fails or omits to make timely submission to Landlord of Tenant's Plans or unreasonable delays in submitting or supplying information or in giving authorization or in performing or commencing to perform or completing Tenant's Work, or unreasonably delays or interferes with the performance of Landlord's Work, Landlord, in addition to any other right or remedy it may have under this Lease or at law or in equity, may pursue any one or more of the following remedies: (a) Until Tenant shall have commenced Tenant's Work, Landlord may give Tenant at least ten (10) days written notice that if a specified failure, omission or delay is not cured by the date therein stated, this Lease shall be deemed canceled and terminated; and if such notice shall not be complied with, this Lease shall, on the date stated in such notice, be canceled and terminated without prejudice to Landlord's rights hereunder; or (b) Landlord may, after written notice of intention to do so, at Tenant's cost and expense, including, without limitation, all expenses for such overtime as Landlord may deem necessary, proceed with the completion of any such plans, drawings or specifications or Tenant's Work, as the case may be, and such performance by Landlord shall have the same effect hereunder as if the desired plans, drawings, specifications, information, approval authorization work or other action by Tenant had been done as herein required; and Landlord may require Tenant to pay to Landlord, as Additional Rent hereunder, the full cost to Landlord of completing the Demised Premises in accordance with the terms of this Lease, together with an administrative fee equal to 15% of the sums incurred by Landlord, and, alternatively, (c) Landlord may give written notice of Tenant (notwithstanding that such a notice is not required hereunder) that the Lease Term will be deemed to have commenced on the date to be therein specified when the same would have commenced if Tenant had made timely submission or supply of plans, drawings, specifications, estimates or other information or approval of any thereof, and on and after the date so specified, Landlord shall be entitled to be paid on the terms as agreed the Annual Minimal Rent and any other rents and charges which are payable under this Lease by Tenant during the Lease Term. In exercising any of the foregoing remedies set forth in (a), (b), or (c), Landlord shall be entitled to Security Deposit previously deposited by Tenant under this Lease.

3.    OBLIGATION BEFORE LEASE TERM COMMENCES:

Tenant shall perform promptly such of its obligation under this Lease, including, without limitation, its obligation to pay charges for temporary water, heating, cooling and lighting pursuant to Exhibit "C" from the date upon which the Demised Premises are made available to Tenant for its work (or from the date when Tenant commenced to perform its said work, if earlier) until the actual commencement of the Lease Term in the same manner as though the Lease Term began when the Demised Premises were so made available to Tenant or when Tenant commenced performing its work, if earlier.

4.    COMPLETION OF TENANT'S WORK:

Upon the completion of Tenant's Work and prior to Tenant opening it store for business, Tenant shall deliver to Landlord: (a) an affidavit by Tenant stating that Tenant's Work has been substantially completed in accordance with Exhibit "C", which shall include a detailed breakdown of Tenant's final and total construction costs, together with receipted invoiced showing payment thereof;
(b) a final Release of Lien from Tenant's general contractor, together with an affidavit from the general contractor that all bills for labor and materials furnished to the Demised Premises have been paid; and (c) copies of all written certifications and approvals with respect to Tenant's Work and its right to use and occupy the Demised Premises that may be required for any government authority and any Board of Fire Underwriters or similar body.

5.    OWNERSHIP OF IMPROVEMENTS:

Without limiting any other similar provision(s) contained elsewhere in the Lease, all installations, additions, betterments or improvements in or upon the Demised Premises, made by either party, including, without limitation, all pipes, ducts, conduits, wiring, paneling, partitions, railings, mezzanine floors, galleries and the like shall become the property of Landlord and shall remain upon and be surrendered with the Demised Premises as a part thereof at the expiration or sooner termination of the Lease Term; provided, however, that Landlord shall have the right to require Tenant to remove any such installations, additions, betterments or improvements made by Tenant by giving written notice to Tenant prior to the termination of this Lease, in which event Tenant shall remove all such items as Landlord may designate and restore the Demised Premises to the condition that existed prior to such installation.

                                   EXHIBIT "E"

                                  SIGN CRITERIA

1. The advertising or informative content of all signs shall be limited to letters designating the store name/or type of store (which such designation of the store type shall be by general descriptive terms and shall not include any specification of the merchandise offered for sale therein or the services rendered therein) only and shall contain no advertising devices, slogans, symbols or marks (other than the store name and/or type of store, as aforesaid and other than crests, symbols, trademarks, corporate shields, which shall be permitted).

2. The character, design, color and layout of all signs shall be subject to the approval of the Landlord who shall endeavor to establish uniform standards consonant with an integrated sign control policy for the Shopping Center, and further, however, shall give proper consideration to the style, design and character of signs used by Tenant(s) for the same or similar retail operations elsewhere.

3. Any sign and any part or parts thereof, except as otherwise provided in paragraph 5 hereof, shall be located within the physical limits of the store front of the Demised Premises of the Tenant, and shall not project at a right angle to the facade.

4. All signs shall be fabricated and installed in compliance with all applicable building and electrical codes and bear a U.L. Label.

5. Signs may be located on the exterior portions of the Demised Premises of Tenant at such locations as may be designated by the Landlord. These signs shall be limited to the store name and/or store type only, shall be constructed of suitable materials for weather exposure, and shall conform to all applicable limitations set forth above. The portion of such signs shall be mounted above the fascia. Landlord shall designate the company to install such signs.

6. No Tenant shall erect more than one (1) sign along the sign band as designated by Landlord.

7. The fabrication, installation and operation of all signs shall be subject to the following restrictions:

      (a) No exposed neon, fluorescent and/or incandescent tubing or lamps, ballast boxes and/or electrical transformers, crossovers, conduit and/or sign cabinets shall be permitted.

      (b) No flashing, moving, flickering and/or blinking illumination, animation, moving lights and/or flood light illumination shall be permitted.

      (c) The name and/or stamp of the sign contractor or sign company or both shall not be exposed to view, unless required by applicable law.

The following type signs, if visible from the exterior of the stores, are prohibited:

      (a) Paper signs and/or stickers utilized as signs.

      (b) Signs of a temporary character or purpose, irrespective of the composition of the sign or material used therefore (provided, however, on limited occasions, as determined by Landlord, paper signs affixed to store windows tenants may be used).

      (c) Outrigger signs.

      (d) Moving signs.

                                   EXHIBIT "F"

                            TENANT'S/BUILDING SIGNAGE

                                   EXHIBIT "G"

                           ADDENDUM TO LEASE AGREEMENT

      This ADDENDUM is annexed and made a part of the Lease Agreement dated 20th, March, 1997 by and between CMW Investments, Ltd. as Landlord and Room Plus, Inc., as Tenant.

      1. Wherever there is any conflict between this Addendum and the Lease Agreement, the provisions of this Addendum are paramount and the Lease Agreement shall be construed accordingly.

                                   SECTION 4.

                  Add the following to the end of Section 4.

      Notwithstanding anything contained herein to the contrary, Tenant may change its trade name from "Room Plus", provided that such changed trade name shall be adopted by the majority of other "Room Plus" stores in the greater Philadelphia area.

                                  SECTION 4.3.

                 Add the following to the end of Section 4.3.

      Notwithstanding anything contained herein to the contrary, Tenant acknowledges and agrees that the Shopping Center's success and Landlord's success is dependent upon the continued operation of Tenant's business, and the maintenance of the character and quality of the Shopping Center is enhanced by the continued occupancy of the Premises id the regular conduct of Tenant's business as required herein. In the event Tenant ceases operation prior to the Lease expiration date, Landlord shall have the right to obtain a court order for specific performance of the operating covenant as )t forth in this Article 4. During any period Tenant shall fail to operate in the Premises as provided herein, Tenant shall pay to Landlord as liquidated damages (and not exclusive of any other damages Landlord may be entitled to by the terms of is Lease Agreement), as a reasonable estimate of damages suffered by Landlord due to the damage to the character and ability of the Shopping Center, the loss of future business suffered by Landlord and other non-qualifiable adverse effects caused by Tenant's failure to continually operate, a sum equal to fifty percent (50%) of the fixed rent payable hereunder in addition to the fixed rent payable to Landlord. The payment of such sums shall not relieve Tenant of any of its obligations under this Lease Agreement.

                                   SECTION 4.4

                 Add the following to the end of Section 4.4.

      Notwithstanding anything contained herein to the contrary, Landlord will not lease a portion of the Building to a business whose primary business is the sale of laminated youth and adult bedroom sets. Notwithstanding the following, Landlord may Lease a portion of the Building to a furniture store or mattress/bed store so long as their primary business not the sale of youth and adult bedroom sets. Landlord has leased a portion of the Building of which the Demised Premises is a part to Pier 1 Imports. Pier 1 Imports may sell certain items that compete with Tenant.

                                   SECTION 9.1

                  Add the following to the end of Section 9.1

      Notwithstanding anything contained herein to the contrary, In the event there is a reduction in the amount of Real Estate Taxes, Tenant shall benefit to the extent of its pro-rata percentage of the reduction.

                                   SECTION 10.

                  Add the following to the end of Section 10.

      Notwithstanding anything contained herein to the contrary, Tenant shall maintain and repair the Premises in the manner required by Article 10 of the Lease Agreement. Tenant further agrees to maintain and repair the heating, ventilating, and air-conditioner system (HVAC System) located in and serving the Premises, and shall with the execution and delivery of this Lease Agreement, provide Tenant with a copy of a maintenance/service contract for said HVAC system. At the end, expiration, or other termination of the term hereby granted, the Tenant shall remove its property as required by Article 25 of the Lease Agreement and shall deliver up the Premises in as good order and condition as they were at the commencement of the term or may be put in thereafter, reasonable wear and tear and damage by fire or other casualty as excepted. Landlord represents that the HVAC System serving the Demised Premises is in good working order as of the date of full execution of this Lease Agreement. Notwithstanding the aforementioned, Tenant acknowledges that Tenant inspected the HVAC System units and determined that they are in good working order and condition.

                                   SECTION 11.

                  Add the following to the end of Section 11.

      Notwithstanding anything contained herein to the contrary, Tenant shall not make any structural changes to the Premises or the Shopping Center. Tenant shall not need the consent of Landlord for any nonstructural changes made to Premises, in the event the amount of the work is less than Twenty Thousand Dollars ($20,000.00).

                                   SECTION 12.

                 Add the following to the end of Section 12.4.

      Notwithstanding anything contained herein to the contrary, Tenant shall be open for business during the hours specified in Article 12, except that Tenant shall not be required to remain open beyond 6 p.m. more than three (3) nights per week. Tenant shall fully illuminate the Premises and its signs during the hours specified in Article 12.5 of this Lease Agreement.

                                   SECTION 14.

                  Add the following to the end of Section 14.

      Notwithstanding anything contained herein to the contrary, to the extent permitted by law and government regulation, Tenant shall have the right to place sign panels on the sign pylons serving the Shopping Center. Tenant may only place its pylon sign panels in one half (1/2) of each sign panel location formerly occupied by Strawberries sign panels. Tenant may install an identification sign on the fascia of the building of which the Premises are a part in the locations identified as "Tenant B" and "Tenant C" and Exhibit G. Tenant shall cause its signs to comply with Article 14 of the Lease Agreement and with Landlord's sign standards and restrictions. Any signs, awnings, lighting effects and fixtures installed by Tenant shall be new or like new, of first class quality, and similar to those installed in other recently opened "Room Plus" stores. Any such installation shall be performed in compliance with all applicable government regulations, including building and zoning codes and regulations. The approval of Landlord is not a representation that any such installation complies with applicable government regulations.

                                   SECTION 20.

                  Add the following to the end of Section 20.

      Notwithstanding anything contained herein to the contrary. Landlord's consent to any proposed assignment or sublease shall not be unreasonably withheld, further provided and upon the minimum conditions, inter alia, that:

      a) Tenant shall give notice to Landlord of the proposed assignment or sublease, as to which consent is included, including, without limitation (i) a conformed or photostatic copy of the proposed assignment or sublease, (ii) a comment setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Premises and (iii) current financial information with respect to the proposed assignee or subtenant, including, without limitations, its most recent financial report;

      b) In the reasonable judgment of Landlord, the proposed assignee or subtenant's intended use does not conflict with any then commitment made by Landlord to any other Tenant of the Building; that the proposed assignee or subtenant not of such a financial condition that in the reasonable discretion of Landlord, such assignee or subtenant would have difficulty in conforming to the terms and conditions of this Lease Agreement;

      c) The proposed assignee or subtenant is not a person with whom Landlord is then negotiating to lease space in reject;

      d) Tenant shall remain primarily liable for the payment of Gross Rent and for the performance of all the rules, covenants, and conditions of this Lease Agreement, notwithstanding any assignment or sublease;

      e) The form of the proposed lease shall be in form and substance satisfactory to Landlord and shall comply with the applicable provisions of this Section;

      f) The use of the Premises shall be for the same use and occupancy as set forth in Section 3.1 of this Lease Agreement;

      g) The density of use for the proposed assignee or subtenant would not be detrimental to the parking field available for the Shopping Center;

      h) The amount of the aggregate rent to be paid by the proposed subtenant or assignee if less than the rent set forth in this Lease is not less than fifty percent (50%) of the then current market rent per rentable square foot for the premises as though the Premises were vacant, and the rental and other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord;

      i) Tenant shall reimburse Landlord on demand as Additional Rent for any reasonable costs that may be incurred by Landlord In connection with said assignment or sublease, including, without limitation, the costs of making investigations as the acceptability of the proposed assignee or subtenant, and reasonable attorney's fees incurred in connection with the granting of any requested consent;

      j) Tenant shall not have, (i) advertised (as distinguished from publicized) in any way the availability of the Premises without prior notice to an approval by Landlord, nor shall any advertisement state the name [as distinguished by the address] of the Building or the Project or the proposed rental;

      k) Tenant shall have used a reputable licensed real estate broker subject to the reasonable approval of Landlord Tenant's exclusive agent in respect of the sublease or assignment, or a broker appointed by Tenant whose approval shall not be unreasonably withheld by Landlord, as the case may be;

      l) The assignment or sublease agreement shall be for the whole Premises, the entirety, and not for any parts hereof except that affiliates of Tenant may sublet less than the entire Premises, however, no more than two such affiliates may be in such possession at any one time; and

      m) No subtenant or assignee, other than affiliates, shall have the further right to sublet or assign.

                                   SECTION 30.

                  Add the following to the end of Section 30.

      Notwithstanding anything contained herein to the contrary, Tenant has discussed the foregoing provisions of this Section 30 with its attorney, and accepts the same as its willful, knowing and informed agreement.

                                   SECTION 38.

                  Add the following to the end of Section 38.

      Notwithstanding anything contained herein to the contrary, each of Landlord and Tenant hereby represent and warrant to the other that it has dealt with no broker in connection with this Lease, other than Michael Ullian of Julius M. Feinblum Real Estate, Inc., and there are no other brokerage commissions or other finders' fees in connection herewith, other than any fee or commission owed to Michael Ullian of Julius M. Feinblum Real Estate, Inc. for which Landlord is solely responsible provided that Tenant shall have taken occupancy pursuant to an executed Lease Agreement and Tenant shall have commenced the payment of Minimum Rent and Additional Rent. Each party hereby agrees to hold the other harmless from and indemnify the other against loss or damage (including, without limitation, the cost of defending same) arising from any claim by any broker claiming to have dealt with the indemnifying party. In no event shall Landlord have any liability for any brokerage commission or finder's fee on account of this Lease.

                                   SECTION 38.

 Add the following to the end of Section 38 by creating new sub-section 38.18.

      Notwithstanding anything contained herein to the contrary, Tenant shall do whatever is necessary to remove any violations issued by Federal, State or local governmental or quasi-governmental agencies or units, within a reasonable period of time. The aforesaid shall only apply to violations issued or which accrued during the term on the Premises. Tenant's obligation to make said repairs and correct violations shall survive the termination of this Lease so long as the obligations accrued prior to the date of termination. Landlord shall be responsible for the removal of record of any violations, of which Landlord is aware, affecting the Demised Premises which violations are of record as of the Commencement Date.